Exhibit 99.1

BARCLAYS GLOBAL INVESTORS

Combined Financial Statements

As of December 31, 2008, 2007 and 2006, and for Each of the Three Years in the Period Ended December 31, 2008 With Accompanying Audit Report and as of September 30, 2009 and 2008 and for the Nine Month Periods Then Ended (Unaudited)

Report of Independent Auditors

The Shareholders and Board of Directors

Barclays PLC

In our opinion, the accompanying combined balance sheets and the related combined statements of income and other comprehensive income, of invested equity, and of cash flows present fairly, in all material respects, the financial position of Barclays Global Investors (BGI), as defined in Note 1 to the combined financial statements, at December 31, 2008, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of BGI’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

September 24, 2009, except with respect to our opinion on the combined financial statements insofar as it relates to the effects of the change in accounting for non-controlling interests discussed in Note 1, as to which the date is November 20, 2009.

Barclays Global Investors

Combined Balance Sheets

(In Millions)

	December 31			September 30,
	2008	2007	2006	2009

				(Unaudited)
Assets
Cash and cash equivalents	$1,442	$1,392	$1,245	$2,347
Investments	73,442	69,032	205	80,074
Derivative assets	2,578	609	—	1,252
Separate account assets	98,027	172,516	154,147	113,335
Collateral held under securities lending and derivative agreements	25,481	44,532	26,570	22,449
Accounts receivable (net of allowance for doubtful account of $21, $16 and $14 at December 31, 2008, 2007 and 2006, respectively, and $9 (unaudited) at September 30, 2009)	680	1,186	792	572
Due from related parties	16	18	48	84
Property and equipment (net of accumulated depreciation of $118, $144 and $120 at December 31, 2008, 2007 and 2006, respectively, and $149 (unaudited) at September 30, 2009)	198	137	50	202
Capitalized software development costs (net of accumulated amortization of $28, $21 and $14 at December 31, 2008, 2007 and 2006, respectively, and $43 at September 30, 2009)	76	64	42	68
Intangible assets (net of accumulated amortization of $31, $30 and $20 at December 31, 2008, 2007 and 2006, respectively, and $15 (unaudited) at September 30, 2009)	28	54	10	40
Goodwill	393	391	90	463
Deferred tax asset, net (Note 11)	1,046	460	358	712
Prepaid and other assets	82	67	74	75

Total assets	$203,489	$290,458	$183,631	$221,673

The accompanying notes are an integral part of these combined financial statements.

Barclays Global Investors

Combined Balance Sheets (continued)

(In Millions)

	December 31			September 30,
	2008	2007	2006	2009

				(Unaudited)
Liabilities
Accounts payable and accrued liabilities	$909	$1,430	$1,207	$964
Collateral liability under securities lending and derivative agreements	25,481	44,524	26,570	22,449
Due to related parties	16	26	22	11
Income distributable to participants from consolidated funds	77	278	—	25
Derivative liabilities	2,430	161	—	1,252
Income tax payable	125	253	301	274
Long-term borrowings	—	6	10	—
Long-term borrowings due to related parties	732	567	273	30
Separate account liabilities	98,027	172,516	154,147	113,335

Total liabilities	127,797	219,761	182,530	138,340

Commitments and contingencies (Note 13)

Non-controlling interests	75,455	69,211	—	81,121

Invested equity	237	1,486	1,101	2,212

Total liabilities and equity	$203,489	$290,458	$183,631	$221,673

The accompanying notes are an integral part of these combined financial statements.

Barclays Global Investors

Combined Statements of Income and Other Comprehensive Income

(In Millions)

	Year Ended December 31			Nine Months Ended September 30
	2008	2007	2006	2009	2008

				(Unaudited)
Revenues
Management and incentive fees:
From third parties	$2,835	$3,422	$2,681	$1,784	$2,284
From related parties	28	43	47	73	36
Securities lending revenue	706	484	341	412	515
Broker commission revenue:
From third parties	34	50	35	19	28
From related parties	10	5	1	5	8
Interest income from consolidated funds	2,256	—	—	289	1,922
Other	89	124	103	66	94

Total revenues	5,958	4,128	3,208	2,648	4,887

Expenses
Compensation and other personnel expenses	995	1,512	1,231	930	927
Professional services	476	481	346	293	351
Fees paid to related parties	29	24	37	37	36
Travel, entertainment and promotion	159	142	116	86	109
Systems development and production	89	82	61	54	62
Occupancy and equipment	112	74	61	91	83
Broker commission expense	10	14	11	4	8
Other expenses	65	45	(1)	21	37

Total expenses	1,935	2,374	1,862	1,516	1,613

Operating income	4,023	1,754	1,346	1,132	3,274

Other (expense) income
Trading (loss) gain from consolidated funds	(1,808)	—	—	1,163	(876)
Fair value (loss) gain on investments	(93)	(3)	18	(20)	(53)
Interest and dividend income	6	38	35	8	6

Total other (expense) income	(1,895)	35	53	1,151	(923)

Income before income taxes and non-controlling interests	2,128	1,789	1,399	2,283	2,351
Income tax expense	68	714	632	713	191

Net income	2,060	1,075	767	1,570	2,160
Net (income) attributable to non-controlling interests	(2,685)	(145)	—	(248)	(2,372)

Net income attributable to shareholders of Barclays Global Investors	(625)	930	767	1,322	(212)

Other comprehensive income (loss):
Unrealized (loss) gain on foreign currency translation	(56)	20	22	59	(25)
Other comprehensive (loss) income, net of tax	(12)	—	—	13	(6)

Comprehensive (loss) income	$(693)	$950	$789	$1,394	$(243)

The accompanying notes are an integral part of these combined financial statements.

Barclays Global Investors

Combined Statements of Equity

(In Millions)

	Invested Equity	Non-controlling Interests

Balance at January 1, 2006	$940	$—
Net income	767	—
Unrealized gain on foreign currency translations	22	—
Dividends paid	(942)	—
Return of investment net of assets transferred (to) from Barclays Bank PLC	314	—

Balance at December 31, 2006	1,101	—

Consolidation of sponsored investment funds	—	69,066
Net income	930	145
Unrealized gain on foreign currency translations	20	—
Dividends paid	(812)	—
Return of investment net of assets transferred (to) from Barclays Bank PLC	247	—

Balance at December 31, 2007	1,486	69,211

Consolidation of sponsored investment funds	—	33,519
Net income (loss)	(625)	2,685
Unrealized (loss) on foreign currency translations	(56)	—
Other comprehensive (loss), net of tax	(12)	—
Dividends paid	(512)	—
Income distributed to consolidated funds’ participants	—	(2,609)
Net (decrease) from consolidated funds’ participant transactions	—	(27,351)
Return of investment net of assets transferred (to) Barclays Bank PLC	(44)	—

Balance at December 31, 2008	$237	$75,455

Balance at January 1, 2008	$1,486	$69,211
Consolidation of sponsored investment funds (unaudited)	—	33,519
Net income (loss) (unaudited)	(212)	2,372
Unrealized (loss) on foreign currency translations (unaudited)	(25)	—
Other comprehensive (loss), net of tax (unaudited)	(6)	—
Dividends paid (unaudited)	(543)	—
Income distributed to consolidated funds’ participants (unaudited)	—	(2,292)
Net (decrease) from consolidated funds’ participant transactions (unaudited)	—	(22,953)
Return of investment net of assets transferred from Barclays Bank PLC (unaudited)	26	—

Balance at September 30, 2008 (unaudited)	$726	$79,857

Balance at January 1, 2009	$237	$75,455
Net income (unaudited)	1,322	248
Unrealized gain on foreign currency translations (unaudited)	59	—
Other comprehensive income, net of tax (unaudited)	13	—
Dividends paid (unaudited)	(119)	—
Income distributed to consolidated funds’ participants (unaudited)	—	(249)
Net increase from consolidated funds’ participant transactions (unaudited)	—	5,667
Return of investment net of assets transferred (to) from Barclays Bank PLC (unaudited)	700	—

Balance at September 30, 2009 (unaudited)	$2,212	$81,121

The accompanying notes are an integral part of these combined financial statements.

Barclays Global Investors

Combined Statements of Cash Flows

(In Millions)

	Year Ended December 31			Nine Months Ended September 30
	2008	2007	2006	2009	2008

				(Unaudited)
Cash flows from operating activities
Net (loss) income	$2,060	$1,075	$767	$1,570	$2,160
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Consolidated fund related:
Net change in unrealized depreciation on investments	2,499	—	—	(910)	1,441
Net realized (gain) on investments and derivative contracts	(38)	—	—	(154)	(20)
Depreciation and other amortization	69	46	36	53	46
Amortization of stock-based compensation	67	150	102	22	75
Net loss on asset disposal	1	5	—	1	—
Net loss on non-trading investments	29	4	—	22	29
Net loss (gain) on trading investments	77	(2)	(7)	(11)	52
Changes in operating assets and liabilities:
Consolidated fund related:
Purchase of investments	(145,030)	—	—	(200,135)	(100,406)
Proceeds from sale of investments	169,715	—	—	188,526	114,299
Sales of short-term investments	1,789	—	—	5,628	8,429
Net payments received from counterparties for derivative contracts	719	—	—	157	515
Pledged sweep collateral	8	—	—	—	(11)
Interest receivable	230	—	—	112	184
Net purchase of trading investments	(356)	(36)	(44)	331	(440)
Accounts receivable	371	(158)	(59)	(19)	304
Due from related parties	2	31	(29)	(68)	2
Other assets	(49)	(49)	1,348	12	(16)
Deferred income tax	(600)	(110)	(117)	328	(399)
Accrued compensation and benefits	(603)	20	174	34	(471)
Accounts payable and accrued liabilities	(26)	59	(1,352)	8	(52)
Due to related parties	(11)	4	(26)	(5)	(3)
Income taxes payable	(134)	(100)	11	149	(138)

Net cash from (used in) operating activities	30,789	939	804	(4,349)	25,580

The accompanying notes are an integral part of these combined financial statements.

Barclays Global Investors

Combined Statements of Cash Flows (continued)

(In Millions)

	Year Ended December 31			Nine Months Ended September 30
	2008	2007	2006	2009	2008

				(Unaudited)
Cash flows from investing activities
Purchase of property and equipment	$(113)	$(117)	$(33)	$(36)	$(96)
Purchase of non-trading investments	(93)	(224)	—	—	(93)
Proceeds from sale of non-trading investments	—	—	—	83	—
Distributions from non-trading investments	70	100	—	11	62
Acquisitions, net of cash acquired and purchase price contingencies	—	(313)	—	(82)	—

Net cash used in investing activities	(136)	(554)	(33)	(24)	(127)

Cash flows from financing activities
Excess tax benefits from stock-based compensation	6	51	67	—	6
Consolidated fund related:
Capital subscriptions	200,641	—	—	138,830	137,976
Capital redemptions	(227,990)	—	—	(133,163)	(160,928)
Cash distributions paid	(2,956)	—	—	(301)	(2,517)
Repayments of short-term borrowings	—	(4)	(4)	—	—
Repayments of long-term borrowings	(6)	—	—	—	(2)
Cash dividends paid	(512)	(812)	(942)	(119)	(543)
Return of investment net of assets transferred (to) from Barclays Bank PLC	(44)	247	314	700	27
Long-term borrowings (payments) due to related parties	174	293	(105)	(712)	632

Net cash from (used in) financing activities	(30,687)	(225)	(670)	5,235	(25,349)

Effect of exchange rate changes on cash and cash equivalents	84	(13)	(44)	43	(9)

Net increase in cash and cash equivalents	50	147	57	905	95
Cash and cash equivalents at beginning of year	1,392	1,245	1,188	1,442	1,392

Cash and cash equivalents at end of year	$1,442	$1,392	$1,245	$2,347	$1,487

Supplemental disclosure of cash flow information is as follows
Cash paid for income taxes	$599	$663	$492	—	—
Cash paid for interest	$34	$22	$18	—	—

The accompanying notes are an integral part of these combined financial statements.

Barclays Global Investors

Notes to Combined Financial Statements

September 30, 2009

(In Millions, Except as Otherwise Noted)

1. Introduction and Basis of Presentation

Basis of Presentation

On June 16, 2009, the Board of Barclays PLC (BPLC) announced it accepted the offer of BlackRock, Inc. (BlackRock) to purchase certain legal entities and assets and liabilities of Barclays Global Investors (BGI) (the Transaction). The legal entities and assets and liabilities of BGI included in the Transaction will be referred to as the Company throughout this document.

The Company had no separate legal status or existence and historically did not prepare combined financial statements. The combined historical financial information included herein was prepared specifically for the purpose of facilitating the Transaction and includes the historical basis in assets and liabilities and the historical results of operations of each of the entities constituting the Company as of December 31, 2008, 2007 and 2006, and for each of the three years in the period ended December 31, 2008 and as of September 30, 2009 and 2008 and for the nine-month periods then ended.

The Company comprises the following entities, which are included in the Transaction and whose operations are under the common control of BPLC.

Name of Subsidiary	Domicile of Incorporation

Barclays California Corporation	USA
Barclays Global Investors, N.A.	USA
Barclays Global Investors Services	USA
Barclays Global Investors USA Inc	USA
Barclays Global Fund Advisors	USA
Barclays Global Investors International Inc.	USA
Barclays Global Investors Fund Distribution Company	USA (commencing in 2007)
Barclays Global Investors Growth Partners Inc.	USA (commencing in 2008)
Barclays Global Investors Ltd.	United Kingdom
Barclays Global Investors Pensions Management Ltd.	United Kingdom
Barclays Global Investors Guernsey Ltd.	Bailiwick of Guernsey
Barclays Global Investors Ireland Ltd.	Ireland
Barclays Global Investors Services Ltd.	United Kingdom
Barclays Global Investors Schweiz AG	Switzerland

1. Introduction and Basis of Presentation (continued)

Name of Subsidiary	Domicile of Incorporation

Barclays Global Investors Deutschland AG	Germany (commencing in 2006)
Barclays Global Investors Holdings Deutschland GmbH	Germany (commencing in 2006)
Barclays Global Investors Canada Ltd.	Canada
Barclays Global Investors Services Canada Ltd.	Canada
Barclays Global Investors Holdings Canada Ltd.	Canada
Barclays Global Investors Japan Ltd.	Japan
Barclays Global Investors Japan Services Ltd.	Japan (merged with BGI Japan Ltd. in 2008)
Barclays Global Investors Japan Trust and Banking Company Ltd.	Japan (sold in 2008)
Barclays Global Investors Australia Ltd.	Australia
Barclays Global Investors Australia Holdings Pty Ltd.	Australia
Barclays Global Investors Australia Services Ltd.	Australia
Barclays Global Investors North Asia Ltd.	Hong Kong
Barclays Global Investors Southeast Asia Ltd.	Singapore
Barclays Global Investors Southeast Asia Services Ltd.	Singapore (commencing 2008)
Impulsora Y Promotora BGI Mexico S.A. De C.V.	Mexico (commencing 2008)
iShares Chile Holding Inversiones Limitada	Chile (commencing 2009)
iShares Chile Inversiones Limitada	Chile (commencing 2009)
Barclays Global Investors Brazil Gestora de Investimentos Ltd.	Brazil (commencing 2009)
Barclays Global Investors Unit Trust Managers Ltd.	United Kingdom (commencing 2009)

In addition to the entities listed in the table above, these combined financial statements include the assets, liabilities, and results of operations of funds required to be consolidated in accordance with Financial Accounting Standards Board (FASB) Interpretation No. (FIN) 46(R), Consolidation of Variable Interest Entities (FIN 46(R)) (ASC 810-10, Consolidation). For further discussion of the consolidated funds, refer to Note 7, Variable Interest Entities.

No single customer accounts for more than 10% of the Company’s revenues.

1. Introduction and Basis of Presentation (continued)

Previously, the Company had presented its combined statements of cash flows to reconcile net (loss) income attributable to shareholders of BGI to cash flows provided from (used in) operations. The Company has revised its presentation of the combined statement of cash flows to reconcile total net income to cash flows provided from (used in) operations. This change has no impact on previously reported results of operations, working capital or stockholders’ equity of the Company.

These combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP), for purposes of the Transaction, and include the accounts of the combined entities and their consolidated subsidiaries. The preparation of these combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Additionally, management’s estimates impact the determination of the provision for income taxes. Actual results could differ from those estimates.

The combined financial statements for the years ended December 31, 2006, 2007 and 2008 have been updated from those that had been previously audited to reflect the revised presentation of non-controlling interests as a result of the adoption of SFAS 160, Non-controlling Interests in Consolidated Financial Statements (SFAS 160) (ASC 810-10, Consolidation) on January 1, 2009. The interim combined financial statements for the periods ended September 30, 2008 and 2009 have not been audited. Management believes that all adjustments necessary for the fair presentation of results, consisting of normally recurring items, have been included in the unaudited combined financial statements for the interim periods presented.

The combined financial statements include all historical assets, liabilities, results of operations, and cash flows of the entities included in the Transaction, and those of their consolidated subsidiaries, even if certain of those assets, liabilities and consolidated subsidiaries of included entities have been excluded from the Transaction. Certain legal entities that have historically been included in the Barclays Bank PLC (BBPLC) segment reporting have been excluded from the combined financial statements as they are excluded from the Transaction.

Certain of the Company’s sponsored investment funds are included in the combined financial statements of the Company. Consequently, the combined financial statements of the Company reflect the assets, liabilities, revenues, expenses and cash flows of these consolidated funds on a gross basis. The majority economic ownership interests in these funds are not owned by the

1. Introduction and Basis of Presentation (continued)

Company and are therefore reflected as non-controlling interests in the combined financial statements.

The combined financial information included herein may not necessarily be indicative of the Company’s results of operations, financial condition and cash flows in the future or what its results of operations, financial condition and cash flows would have been had the Company been a stand-alone company during the periods presented.

Transactions and balances between entities included within these combined financial statements have been eliminated. Transactions and balances between the Company and BBPLC and its subsidiaries have been separately identified as related-party transactions in the appropriate caption of the combined financial statements to which such transactions and balances relate. Refer to Note 12, Related-Party Transactions.

In preparing the accompanying financial statements, and in accordance with the recently issued SFAS No. 165 Subsequent Events [ASC 855-10], the Company’s management has evaluated subsequent events through November 20, 2009, which is the date that the financial statements were issued.

Business

The Company is one of the world’s largest asset managers and a leading global provider of investment management products and services. The Company is also the global leader in assets and products in the exchange-traded funds business with 360 funds for institutions and individuals trading globally. The Company’s investment philosophy is founded on managing all dimensions of performance with a consistent focus on controlling risk, return, and costs.

2. Significant Accounting Policies

Revenue Recognition

The Company earns management fees from clients for investment management and advisory services. Management fees earned by the Company are primarily based on the level of assets under management and the negotiated fee schedule for each account as set forth in the underlying investment advisory contract. Fees are generally calculated and billed on a monthly or quarterly basis and are accounted for on an accrual basis. Incentive fees, if any, are recognized when locked at the end of the relevant performance period, pursuant to the management advisory contract. As investment management and incentive fees earned by the Company are based

2. Significant Accounting Policies (continued)

primarily upon assets under management, changes in the value of these assets will have an impact on the fees earned by the Company in future periods.

The Company also earns revenue by lending securities on behalf of clients, primarily to brokerage institutions. Such revenues are accounted for on an accrual basis. The security loans are secured by collateral, principally cash, ranging from 102% to 108% of the value of the securities. The net income earned on the collateral is shared between the Company and funds or other third-party accounts managed by the Company from which the securities are borrowed.

The Company also earns agency commissions from acting as a broker-dealer in buying and selling securities for its customers. Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

As discussed in Note 7, Variable Interest Entities, the Company has determined it is the primary beneficiary of certain funds as a result of its obligation under certain cash support arrangements. The consolidated funds primarily generate revenue through investment activities with net investment income being distributed to participating accounts. Trading gains and losses generated by the consolidated funds are reflected in “Trading (loss) gain from consolidated funds” in the combined statements of income and other comprehensive income, and interest income earned by the funds is reflected as “Interest income from consolidated funds” in the combined statements of income and other comprehensive income. Interest income is accounted for on the accrual basis and securities transactions are accounted for on the trade date. The cost of securities or cost of units sold, and any resulting gain or loss is accounted for on a first-in, first-out basis.

Non-Controlling Interests

Non-controlling interests on the combined statements of income and other comprehensive income includes the income (loss) allocated to non-controlling interest holders of the Company’s consolidated sponsored investment funds. Non-controlling interests are not adjusted for taxes on consolidated sponsored investment funds that are treated as pass-through entities for tax purposes.

The non-controlling interests are redeemable at the option of the security holders. As a result, the non-controlling interests have been reclassified to temporary equity (“mezzanine” equity) for the purposes of complying with SEC Regulation S-X. This reclassification resulted in a decrease to the previously reported amounts of equity by $75,455, $69,211, and $81,121 (unaudited) at December 31, 2008 and 2007 and September 30, 2009, respectively. The corresponding amounts

2. Significant Accounting Policies (continued)

increased mezzanine equity for each respective period. The reclassification had no impact on previously reported results of operations, working capital or total assets or liabilities of the Company.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and short-term highly liquid investments with original maturities of three months or less that are AAA rated. Due to the short-term nature and liquidity of cash and cash equivalents, the carrying amount of these assets approximates their fair value.

Interest income earned from cash and cash equivalents and other short-term investments are recorded on an accrual basis as interest and dividend income.

Consolidation

The accounting method used for the Company’s equity investments is generally dependent upon the degree of influence the Company has over the investee. For investments where the Company can exert control over the financial and operating policies of the investee, which generally exists if there is a 50% or greater voting interest, the investee is consolidated into the Company’s financial statements. For certain investments where the risk and rewards of ownership are not directly linked to voting interests (variable interest entities, or VIEs), an investee may be consolidated if the Company, with its related parties, is considered the primary beneficiary of the investee. The primary beneficiary determination will consider not only the Company’s equity interest, but the benefits and risks associated with non-equity components of the Company’s relationship with the investee, including capital support agreements, debt, investment advisory and other similar arrangements, in accordance with FIN 46(R) (ASC 810-10, Consolidation).

Pursuant to Emerging Issues Task Force (EITF) Issue No. 04-5 (ASC 810-20, Consolidation), Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, for entities that are not deemed to be VIEs, but for which the Company is a general partner or managing member of its funds, the Company is generally presumed to control the funds. The Company reviews such investment vehicles to determine if the presumption of control can be overcome by determining if third-party partners or members of the limited partnership or limited liability company have the substantive ability to dissolve (liquidate) the investment vehicle, or otherwise to remove the Company as the general partner or managing member without cause, or have substantive participating rights.

2. Significant Accounting Policies (continued)

Investments

Investments in Debt and Marketable Equity Securities

The Company’s investments are classified as trading, available-for-sale, or held-to-maturity based on the Company’s intent to sell the security or, for a debt security, the Company’s intent and ability to hold the debt security to maturity, pursuant to Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities (ASC 320-10, Investment – Debt and Equity Securities).

Trading assets consist primarily of marketable investments in debt securities and mutual funds and assets held by consolidated variable interest entities. Trading securities are those investments that are purchased principally for the purpose of selling them in the near term or those assets for which the Company has elected the fair value option under SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159) (ASC 825-10, Financial Instruments). Trading securities are carried at fair value on the combined balance sheets with changes in fair value recorded in trading (loss) gain from consolidated funds and fair value (loss) on investments in the combined statements of income and other comprehensive income during the period of the change.

Available-for-sale securities are those investments that are not classified as trading assets or held-to-maturity. Available-for-sale securities are carried at fair value on the combined balance sheets with changes in fair value recorded in the combined statements of invested equity in the period of the change. Upon the disposition of an available-for-sale security, the Company reclassifies the gain or loss on the security from other comprehensive income to other income/expense on the Company’s combined statements of income and other comprehensive income. Held-to-maturity debt securities are recorded at amortized cost in the combined balance sheets and periodically evaluated for other-than-temporary impairment losses, which are recorded in other income/expense on the Company’s combined statements of income and other comprehensive income.

The Company also earns investment income, which includes dividends and net fair value gains (losses) on investments. Interest income is recorded using the effective-yield method. Dividends are recorded on the date on which the shares are quoted ex-dividend.

2. Significant Accounting Policies (continued)

Equity Method Investments

For equity investments where the Company does not control the investee and where it is not the primary beneficiary of a VIE but can exert significant influence over the financial and operating policies of the investee, the Company uses the equity method of accounting. Under the equity method of accounting, the Company’s share of the investee’s underlying net income or loss is recorded in other income/expense in the combined statements of income and other comprehensive income. The net income of the investee is recorded based upon the most current information available at the time. Distributions received from the investment reduce the Company’s investment balance.

Separate Account Assets and Liabilities

A wholly owned entity within the Company in the United Kingdom is a registered life insurance company that has financial assets held for customers under investment contracts that have matching investment contract liabilities that are linked to the changes in fair value of these assets. The Company issues investment contracts without fixed terms. Investment contracts without fixed terms are financial liabilities whose fair value is dependent on the fair value of underlying financial assets and derivatives (“unit-linked”) and are measured at fair value with gains and losses recorded through the combined statements of income and other comprehensive income. Unit-linked investment contracts are typically saving products, where the saver (also known as policyholder) invests either a regular amount or a single lump sum, which in turn is invested by the Company into various types of assets (primarily equity securities and bonds). The Company will issue units to the policyholder, whose value is “linked” to the performance of the assets.

These unit-linked investment contracts are maintained as separate accounts. The separate account assets are not subject to general claims of the creditors of the Company. These accounts, and the related liabilities, are recorded as separate account assets and separate account liabilities in the combined balance sheets. The net investment income and realized and unrealized gains and losses attributable to separate account assets supporting individual and group pension contracts accrue directly to the contract owner and are offset within the same line item in the combined statements of income and other comprehensive income. Policy administration and management fees associated with separate account products are included in investment advisory and administration fees in the combined statements of income and other comprehensive income.

2. Significant Accounting Policies (continued)

Fair Value Measures of Financial Assets

The Company adopted SFAS No. 157, Fair Value Measurements (SFAS 157) (ASC 820-10, Fair Value Measurements and Disclosures), on January 1, 2008. SFAS 157 (ASC 820-10, Fair Value Measurements and Disclosures) establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 (ASC 820-10, Fair Value Measurements and Disclosures) are as follows:

Level 1 –	Observable inputs such as quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 1 assets include listed mutual funds, equities and certain debt securities.

Level 2 –	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and inputs other than quoted prices that are observable or can be corroborated by observable market data, such as models or other valuation methodologies.

Level 3 –	Unobservable inputs for which there is little, if any, market data. These inputs require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. However, the determination of what constitutes an “observable” input requires significant judgment by the Company. The Company considers observable inputs to be market data that is readily available, regularly distributed or updated, reliable and verifiable, and provided by independent sources that are actively involved in the relevant market. The categorization of a value determined for a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to the Company’s perceived risk of that instrument.

2. Significant Accounting Policies (continued)

In determining the level within the hierarchy within which the value determined for a financial instrument falls, the Company separates the investment portfolio into three categories: securities, funds, and other financial instruments.

Valuation of the Company’s investments is generally determined as follows:

•

Fixed income securities other than government and agency obligations are valued based upon bid quotations obtained from independent pricing services or major market makers. To the extent possible, investments are valued using market quotations provided by independent pricing services. If a market quotation is not available from independent pricing services, then quoted prices are obtained from a major market maker (or dealer).

•	Master notes, repurchase agreements, and time deposits are valued at amortized cost, which approximates market value. Amortization is recorded as part of short-term investment interest.

•	Shares of mutual funds are valued on the basis of the net asset value per share at each valuation date.

•	Units of collective investment funds (the Underlying Funds) are valued on the basis of the unit value established for each fund at each valuation date.

•

Swaps are valued based on quotations or other inputs to a model, such as interest rates and yield curves or other indications of value supplied by an exchange, pricing service, or a major market maker (or dealer).

•	Government and agency obligations are valued based upon bid quotations for identical or similar obligations.

Level 1

Investments whose values are based on quoted market prices in active markets, and whose values are therefore classified within Level 1, include active listed securities. The Company does not adjust quoted prices for such instruments, even in situations where the fund holds a large position and a sale could reasonably impact the quoted price.

The net asset value per share of a mutual fund is calculated by dividing the fund’s net asset value on the calculation date by the number of shares of the fund that are outstanding on the calculation date. The number of shares of the mutual fund that are outstanding on the calculation date is derived from observable purchase and redemption activity in the mutual fund. Accordingly, pursuant to SFAS 157 (ASC 820-10, Fair Value Measurements and Disclosures), the net asset value per share for a mutual fund is a Level 1 price.

2. Significant Accounting Policies (continued)

Derivative instruments can be exchange-traded or privately negotiated over the counter (OTC). Values for exchange-traded derivatives, such as futures contracts, are typically classified as Level 1 prices.

Level 2

Investments that trade in markets that are not considered to be active but whose values are based on quoted market prices, dealer quotations or valuations provided by alternative pricing sources supported by observable inputs are classified as Level 2 prices. These may include US government, government agency securities, investment-grade corporate bonds, certain mortgage products, certain bank loans, medium-term notes, and repurchase agreements.

The value of a collective investment fund for which the Company is trustee is calculated by dividing the fund’s net asset value on the calculation date by the number of units of the fund that are outstanding on the calculation date. The value is derived from observable purchase and sale activity in the collective investment fund. Accordingly, pursuant to SFAS 157 (ASC 820-10, Fair Value Measurements and Disclosures), the unit value for a collective investment fund is a Level 2 price.

OTC derivatives, including credit default swaps, total return swaps, and interest rate swaps, are valued using observable inputs, such as quotations received from the counterparty, whenever available and considered reliable. In instances where models are used, the value of an OTC derivative depends upon the contractual terms and specific risks inherent in the instrument as well as the availability and reliability of observable inputs. Such inputs may include market prices for reference securities, yield curves, credit curves, measures of volatility, prepayment rates and correlations of such inputs. Values for certain OTC derivatives, such as swaps, have inputs, which can generally be corroborated by market data and are therefore classified as Level 2 prices.

2. Significant Accounting Policies (continued)

Level 3

Investments whose values are classified as Level 3 prices have significant unobservable inputs, as they trade infrequently or not at all. Level 3 prices may include less liquid corporate debt securities (including distressed debt instruments), collateralized debt obligations, and less liquid mortgage securities (backed by either commercial or residential real estate). When observable prices are not available for these securities, the Company uses the market approach to fair value investments, which reflects estimates of assumptions that market participants would use in pricing the asset or liability. The Company considers indicative values obtained by independent pricing services and dealer quotations or utilizes information from other active parts of the market such as yield curves, interest rates, volatilities, credit spreads and debt prices to extrapolate an investment’s fair value. Valuation techniques may also include use of option pricing models, discounted cash flow models and similar techniques. Assumptions used by the Company due to the lack of observable inputs may significantly impact the resulting fair value.

In circumstances where the Company has used a quotation provided by a counterparty for an OTC derivative, but cannot verify the model value through alternative resources, it is possible that a different valuation model could produce a materially different estimate on fair value. Those OTC derivatives that have less liquidity or for which inputs are unobservable are classified as Level 3 prices. The valuations of less liquid OTC derivatives may utilize some Level 1 and/or Level 2 price inputs, but also include other unobservable inputs which are considered significant to the fair value determination.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. For tabular disclosure of the Company financial instruments carried at fair value, see Note 5.

2. Significant Accounting Policies (continued)

Fair Value Option

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159) (ASC 825-10, Financial Instruments) which permits entities to choose to measure eligible financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The decision to elect the fair value option is determined on an instrument by instrument basis and must be applied to an entire instrument, and it is irrevocable once elected. Assets and liabilities measured at fair value pursuant to SFAS 159 are required to be reported separately in the combined balance sheets from those instruments measured using another accounting method. The Company adopted SFAS 159 on January 1, 2008. At that date, the Company elected not to apply the fair value option to any of its eligible financial assets or liabilities. Therefore, the initial adoption of SFAS 159 had no impact on the Company’s combined financial statements. The Company elected the fair value option for certain eligible financial assets upon their initial recognition in 2008, and those assets have been reported in trading assets in the combined balance sheets.

Accounts Receivable, Net of Allowance for Credit Losses

In the event clients do not fulfill their obligations, the Company may be exposed to credit risk. The Company assesses the exposure to credit losses on a periodic basis and records a provision accordingly. Given their expected short-term nature, the carrying value of accounts receivable, net of allowance for credit losses, approximates fair value at the reporting date. The allowance for credit losses is considered a reasonable adjustment for credit risk for the portfolio.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of a business acquired in an acquisition. Goodwill is allocated to the reporting units based on the assignment of the fair values of each reporting unit of the acquired company. Intangible assets, net, primarily include distribution channels, brand name, licenses and other. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142) (ASC 350-10, Intangibles-Goodwill and Other), goodwill and indefinite lived intangible assets are not amortized. Intangible assets with finite-lives, such as the distribution channels, are amortized on a straight-line basis over their estimated useful lives.

2. Significant Accounting Policies (continued)

The Company tests goodwill for impairment at the reporting unit level annually during the fourth quarter, or in interim periods if certain events occur indicating that the carrying value may be impaired. The Company assesses impairment of goodwill and indefinite-lived intangible assets periodically, and at least annually. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the goodwill is less than the carrying value. The determination of fair value includes considerations of projected cash flows and relevant trading multiples of comparable companies. There was no impairment of goodwill for the years ended December 31, 2008, 2007 and 2006 and for the nine-month periods ended September 30, 2009 and 2008.

In accordance with SFAS 142, for finite-lived intangible assets subject to amortization, impairment is considered upon certain “triggering events” and is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible asset, in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets (ASC 360, Property, Plant and Equipment). There was no impairment of intangible assets in the years ended December 31, 2008, 2007, and 2006 and for the nine-month periods ended September 30, 2009 and 2008.

Furniture, Equipment, and Leasehold Improvements

Furniture, equipment, and leasehold improvements consist of furniture, fixtures, equipment, and leasehold improvements, which are stated at cost, less accumulated depreciation or amortization. Depreciation of furniture, fixtures, equipment and computer software is computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 10 years. Leasehold improvements are amortized over the lesser of the useful life of the assets, ranging from 10-15 years, or the remaining term of the lease. Improvements are capitalized and maintenance and repairs are charged to expense as incurred.

Capitalized Software Development Costs

The Company capitalizes software costs in accordance with Statement of Position (SOP) 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use (SOP 98-1) (ASC 350-40, Intangibles-Goodwill and Other). SOP 98-1 requires the capitalization of internal use computer software if certain criteria are met. The Company amortizes the capitalized costs on a straight-line basis over the estimated useful lives, not to exceed five years.

2. Significant Accounting Policies (continued)

Marketing and Advertising Expense

The Company expenses the costs of advertising as incurred. Advertising expense was $118, $93 and $74 for the years ended December 31, 2008, 2007 and 2006, respectively and $64 (unaudited) and $75 (unaudited) for the nine-month periods ended September 30, 2009 and 2008, respectively.

Leases

The Company accounts for its operating leases in accordance with SFAS No. 13, Accounting for Leases (SFAS 13) (ASC 840-10, Leases). The Company expenses the lease payments associated with operating leases during the lease term (including free-rent periods), beginning on commencement of the lease term.

Stock-Based Compensation

The Company’s employees participate in various performance compensation and stock incentive plans sponsored by the Company or BPLC.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payments (SFAS 123(R)) (ASC 718-10, Compensation-Stock Compensation). The Company adopted SFAS 123(R) on January 1, 2006. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on the accounting for transactions in which an entity obtains employee services in share based payment transactions. Entities are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The cost is recognized over the period during which an employee is required to provide service (usually the vesting period) in exchange for the award. There was no cumulative effect adjustment as a result of the adoption of SFAS 123(R). See Note 10, Employee Compensation and Benefits, for further discussion.

2. Significant Accounting Policies (continued)

Foreign Currency Translation

Monetary assets and liabilities of subsidiaries having non-U.S. dollar functional currencies are translated at exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities of subsidiaries having non-U.S. dollar functional currencies are translated at historical exchange rates. Revenues and expenses are translated at average exchange rates during the period. Gains or losses resulting from translating foreign currency financial statements into U.S. dollars are included in other comprehensive income, a separate component of invested equity on the combined balance sheets. Gains or losses resulting from foreign currency transactions are included in other income on the combined statements of income and other comprehensive income.

Derivative Instruments

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133) (ASC 815-10, Derivatives and Hedging), as amended, established accounting and reporting standards for derivative instruments, including certain derivatives embedded in other contracts. SFAS 133 generally requires an entity to recognize all derivatives as either assets or liabilities in the combined balance sheet and to measure those investments at fair value.

The Company does not enter into derivative instruments for trading or speculative purposes, and does not designate any derivative instruments as hedging instruments. Derivative instruments are used in certain of the VIEs which the Company consolidates and in the separate accounts as part of the investing strategy, and those instruments are recorded on the combined balance sheets at their fair values.

Income Taxes

Income taxes are calculated in accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109) (ASC 740-10, Income Taxes). SFAS 109 requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the tax basis and the financial statement carrying amounts of assets and liabilities. Deferred tax assets and liabilities are measured at the existing tax rate applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. A valuation allowance is provided for deferred tax assets when it is more likely than not that the benefits of net deductible temporary differences and net operating loss carry forwards will not be realized.

2. Significant Accounting Policies (continued)

Effective January 1, 2007, the Company adopted FIN 48, Accounting for Uncertainty in Income Taxes (FIN 48) (ASC 740-10, Income Taxes) and FASB Staff Position (FSP) No. 48-1, Definition of Settlement in FASB Interpretation No. 48 (FSP 48-1). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in tax returns. In addition, FIN 48 provides guidance on the derecognition, classification, and disclosure of tax positions, as well as the accounting for related interest and penalties. FSP 48-1 provides guidance associated with the criteria that must be evaluated in determining if a tax position has been effectively settled and should be recognized as a tax benefit.

The Company’s adoption of FIN 48 and FSP 48-1 effective January 1, 2007, resulted in no net change in beginning retained earnings as a cumulative effect of change in accounting principal.

Refer to Note 11 for additional information about the Company’s unrecognized tax benefits.

The Company’s operating results have historically been included in BBPLC’s consolidated financial results. The provisions for income taxes in the combined financial statements have been determined as if the Company were a separate tax payor.

3. Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification (Codification or ASC) as the sole source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission (SEC), which remain authoritative for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead it will issue Accounting Standard Updates (ASU). An ASU will not be considered authoritative in its own right, but will serve to update the conclusion on the change(s) in the Codification. As the Codification is not intended to change or alter existing GAAP, the Company’s adoption of the Codification effective September 30, 2009 had no impact on its financial condition, results of operations, or cash flows. Technical references to GAAP in these notes to the financial statements are provided using the new ASC numbering system.

3. Recently Issued Accounting Pronouncements (continued)

SFAS 141(R), Business Combinations (SFAS 141(R)) – In December 2007, the FASB issued SFAS 141(R) (ASC 805-20, Business Combinations) which revised SFAS 141, Business Combinations. SFAS 141(R) significantly changed how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 141(R) will require:

•	More assets acquired and liabilities assumed to be measured at fair value as of the acquisition date;

•	Liabilities related to contingent consideration to be re-measured at fair value in each subsequent reporting period; and

•	An acquirer to expense acquisition-related costs (e.g., deal fees for attorneys, accountants, investment bankers).

SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption on January 1, 2009 of SFAS 141(R) did not materially impact the Company’s combined financial statements.

SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements (SFAS 160) (ASC 810-10, Consolidation) – This statement was issued in December 2007 and amends ARB No. 51. SFAS 160 establishes accounting and reporting standards for the non-controlling interests in a subsidiary and for the deconsolidation of a subsidiary and clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity separate from the parent’s equity in consolidated financial statements. In addition, consolidated net income should be adjusted to include the net income attributed to the non controlling interests. The Company adopted SFAS 160 on January 1, 2009. SFAS 160 required retroactive adoption of the presentation and disclosure requirements for existing non-controlling interests. All other requirements of SFAS 160 shall be applied prospectively. The adoption of SFAS 160 did not have a material impact on the Company’s financial position, results of operations and cash flows in the combined financial statements.

3. Recently Issued Accounting Pronouncements (continued)

SFAS 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161) (ASC 815-10, Derivatives and Hedging) – This statement was issued in March 2008 and expands the disclosure requirements for derivative instruments and hedging activities and specifically requires entities to provide enhanced disclosures concerning:

•	How and why an entity uses derivative instruments;

•	How derivative instruments and related hedged items are accounted for under SFAS 133; and

•	How derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.

SFAS 161 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. The Company adopted SFAS 161 on January 1, 2009. The adoption on January 1, 2009 of SFAS 161 did not have a material impact on the Company’s financial position, results of operations and cash flows in the combined financial statements.

SFAS 165, Subsequent Events (SFAS 165) (ASC 855-10, Subsequent Events) – In May 2009, the FASB issued SFAS 165 which establishes general standards of accounting for, and requires disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted SFAS 165 on June 30, 2009. The adoption of SFAS 165 did not have a material effect on the Company’s combined financial statements.

FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R) (SFAS 167) – On June 12, 2009, the FASB issued SFAS 167, which amends the consolidation guidance for VIEs under FIN 46(R). The amendments include: 1) the elimination of the exemption from consolidation for qualifying special purpose entities, 2) a new approach for determining the primary beneficiary of a VIE, which requires that the primary beneficiary have both (i) the power to control the most significant activities of the VIE and (ii) either the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, and 3) the requirement to continually reassess who should consolidate a VIE. SFAS 167 is effective as of the beginning of an entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact of SFAS 167 on its combined financial statements.

3. Recently Issued Accounting Pronouncements (continued)

FASB Statement No. 166, Accounting for Transfers of Financial Assets – An Amendment of FASB Statement No. 140 (SFAS 166) – On June 12, 2009, the FASB issued SFAS 166 in response to the FASB’s concerns about how practice has developed under SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities a Replacement of FASB Statement 125 (SFAS 140), as well as concerns expressed by constituents that certain transfers of financial assets should not qualify as sales under SFAS 140. The most significant amendments resulting from SFAS 166 consist of the removal of the concept of a qualifying special-purpose entity from SFAS 140. SFAS 166 is effective January 1, 2010, for calendar-year reporting entities. Earlier application is prohibited. The Company does not expect SFAS 166 to have a significant impact on its combined financial statements.

FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than Temporary Impairments (FSP FAS 115-2) (ASC 320-10, Investments-Debt and Equity Securities) – On April 9, 2009, the FASB released FSP FAS 115-2 and FAS 124-2, which was issued contemporaneously with FSP FAS 157- 4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions that are Not Orderly (FSP FAS 157-4) and FSP FAS 107-1 and APB 28-1, Interim Disclosures About Fair Value of Financial Instruments (FSP FAS 107-1). FSP FAS 115-2 changes existing accounting requirements for other-than-temporary-impairment (OTTI) FSP FAS 115-2 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption of the FSP FAS as of April 1, 2009 did not have a significant impact on the Company’s combined financial statements.

FSP FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets (FSP FAS 132(R)-1) (ASC 715-20, Compensation-Retirement Benefits) – In December 2008, the FASB affirmed FSP No. FAS 132(R)-1, which requires additional disclosures about assets held in an employer’s defined benefit pension or other postretirement plan, primarily related to categories and fair value measurements of plan assets. FSP FAS 132(R)-1 is effective for the Company as of December 31, 2009. Because FSP FAS 132(R)-1 applies only to financial statement disclosures, the adoption is not expected to have a material effect on the Company’s combined financial statements.

3. Recently Issued Accounting Pronouncements (continued)

FSP FAS 140-4 and FIN 46(R)-8, Disclosure by Public Entities (Enterprises) about Transfers of Financial Assets and Interest in Variable Interest Entities (FSP FAS 140-4 and FIN 46(R)-8) (ASC 860-10, Transfers and Servicing) – In December 2008, the FASB issued FSP FAS 140 and FIN 46(R)-8 which amends SFAS 140. FSP FAS 140 and FIN 46(R)-8 require public entities to provide additional disclosures about transferors’ continuing involvements with transferred financial assets. It also amends FIN 46(R) to require public enterprises, including sponsors that have a variable interest in a VIE, to provide additional disclosures about its involvement with variable interest entities. The FSP is effective for reporting periods ending after December 15, 2008. The adoption of the additional disclosure requirements did not materially impact the Company’s combined financial statements.

FSP FAS 142-3, Determination of the Useful life of Intangible Assets (FSP FAS 142-3) (ASC 350-30, Intangibles-Goodwill and Other) – This FSP, which was issued in April 2008, amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. FSP FAS 142-3 requires that an entity shall consider its own experience in renewing similar arrangements. This statement is intended to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other GAAP. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption on January 1, 2009 of FSP FAS 142-3 did not have a significant impact on the Company’s combined financial statements.

FSP FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes or Lease Classification or Measurement under SFAS No. 13 (FSP FAS 157-1) and FSP FAS 157-2, Effective Date of FASB Statement No. 157 (FSP FAS 157-2) (ASC 820-10, Fair Value Measurements and Disclosures) – In February 2008, the FASB issued FSP FAS 157-1, which amends SFAS 157 (ASC 820-10, Fair Value Measurements and Disclosures) to exclude from its scope transactions accounted for in accordance with SFAS 13, and its related interpretive accounting pronouncements. FSP FAS 157-2 delays the effective date of the application of SFAS 157 (ASC 820-10, Fair Value Measurements and Disclosures) to fiscal years beginning after November 15, 2008, for all non-financial assets and liabilities recognized or disclosed at fair value in the financial statements on a non-recurring basis. Non-recurring non-financial assets and liabilities include goodwill, indefinite-lived intangible assets, long-lived intangible assets and finite-lived intangible assets each measured at fair value for purposes of

3. Recently Issued Accounting Pronouncements (continued)

impairment testing; asset retirement and guarantee obligations initially measured at fair value; and those assets and liabilities initially measured at fair value in a business combination or asset purchase. The adoption of the provisions of FSP FAS 157-2 as of January 1, 2009 for non-recurring non-financial assets and liabilities did not have a material impact on the Company’s combined financial statements.

FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP FAS 157-4) (ASC 820-10, Fair Value Measurements and Disclosures) – On April 9, 2009, the FASB released FSP FAS 157-4 contemporaneously with FSP FAS 115-2 and FSP FAS 107-1. FSP FAS 157-4 amends SFAS 157 (ASC 820-10, Fair Value Measurements and Disclosures), to provide additional guidance on estimating fair value when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability. The FSP also provides additional guidance on circumstances that may indicate that a transaction is not orderly. FSP FAS 157-4, as well as the related FSP issued on the same day, FSP FAS 107-1, also requires additional disclosures about fair value measurements in annual and interim reporting periods. FSP FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. Early adoption is permitted, but only for periods ending after March 15, 2009. The adoption of the provisions of FSP FAS 157-4 as of January 1, 2009 did not have a material impact on the Company’s combined financial statements.

ASU 2009-05, Measuring Liabilities at Fair Value - Amendments to SFAS No. 157 Fair Value Measurements and Disclosures –(ASC 820-10) (ASU 2009-05) – ASU 2009-05 was issued in August 2009 and provides clarification regarding the consideration of restrictions when estimating the fair value of a liability. ASU 2009-05 requires that the fair value of a liability be measured using one of the noted approaches when a quoted price in an active market for the identical liability is not available, which is expected to maximize the use of relevant observable inputs and minimize the use of unobservable inputs. ASU 2009-05 is effective for the first reporting period (including interim periods) beginning after its issuance, with earlier application permitted if financial statements for prior periods have not been issued. In the period of adoption, entities must disclose any change in valuation technique and related inputs resulting from the application of the amendments in ASU 2009-05, and quantify the total effect, if practicable. Revisions resulting from a change in the valuation technique or its application must be included in changes in fair value in the period of adoption. The adoption of ASU 2009-05 did not have a material impact on the Company’s combined financial statements.

3. Recently Issued Accounting Pronouncements (continued)

ASU 2009-12, Investments in Certain Entities That Calculate Net Asset Value Per Share (or its equivalent) - Amendments to SFAS No. 157 Fair Value Measurements and Disclosures – (ASC 820-10) (ASU 2009-12) – ASU 2009-12 was issued in September 2009 and permits entities, as a practical expedient, to estimate the fair value of investments within its scope using the net asset value (NAV) per share of the investment as of the reporting entities’ measurement dates. Additionally, ASU 2009-12 requires additional disclosures to better enable users of the financial statements to understand the nature and risks of the reporting entity’s alternative investments. The additional disclosures are required for all investments within the scope of ASU 2009-12 regardless of whether the practical expedient is applied. ASU 2009-12 is effective for the first reporting period, including interim periods, ending after 15 December 2009. The Company does not expect ASU 2009-12 to have a significant impact on its combined financial statements.

4. Investments

A summary of carrying value of total investments is as follows:

	Carrying Value
	December 31			September 30, 2009
	2008	2007	2006

				(Unaudited)

Trading investments[1]	$41,242	$46,186	$205	$53,605
Investment securities available-for-sale	47	—	—	—
Held-to-maturity investments	56	121	—	—
Other short-term investments	32,097	22,725	—	26,469

Total investments	$73,442	$69,032	$205	$80,074

[1]

Includes $268, $0, and $0 as of December 31, 2008, 2007, and 2006, respectively and $0 (unaudited) as of September 30, 2009, of assets measured under the fair value option in accordance with SFAS 159 (ASC 825-10, Financial Instruments).

Trading and Other Short Term Investments

Trading investments include investments held to hedge certain deferred compensation plan obligations, debt securities within consolidated sponsored investment funds, and certain assets accounted for under the fair value option under SFAS 159 (ASC 825-10, Financial Instruments). Other short term investments primarily include master notes, repurchase agreements, and other investments within consolidated sponsored investment funds.

4. Investments (continued)

A summary of the cost and carrying value of trading and other short-term investments is as follows:

	December 31						September 30, 2009
	2008		2007		2006

	Cost	Carrying Value	Cost	Carrying Value	Cost	Carrying Value	Cost	Carrying Value

							(Unaudited)

Trading investments
Debt securities owned by consolidated funds	$43,828	$40,748	$46,760	$45,937	$—	$—	$55,433	$53,410
Securities owned by BGI	556	494	229	249	182	205	194	195

Total trading investments	$44,384	$41,242	$46,989	$46,186	$182	$205	$55,627	$53,605

Other short-term investments
Held at consolidated funds	$32,097	$32,097	$22,510	$22,510	$—	$—	$26,469	$26,469
Investments of consolidated funds	—	—	210	215	—	—	—	—

Total other short-term investments	$32,097	$32,097	$22,720	$22,725	$—	$—	$26,469	$26,469

Investment Securities Available-for-Sale

A summary of the cost and carrying value of investments classified as available-for-sale as of December 31, 2008 is as follows

		Gross Unrealized		Carrying Value

	Cost	Gains	Losses

Total available-for-sale:
Investment in funds	$59	$—	$(12)	$47

Total available-for-sale investments	$59	$—	$(12)	$47

The Company did not have any investments classified as available-for-sale as of September 30, 2009 and December 31, 2007 and 2006. The available-for-sale securities had been in an unrealized loss position for less than one year.

4. Investments (continued)

The Company has reviewed the gross unrealized loss of $12 at December 31, 2008, related to available-for-sale investments, and determined the unrealized losses were temporary. The Company did not have any sales or other-than-temporary-impairments of its available-for-sale and held-to-maturity investments in 2008, 2007, and 2006 and in the nine months ended September 30, 2009.

Impact of Consolidated Investment Funds

As discussed further in Note 7, the Company consolidated certain investment funds beginning in December 2007. The investments owned by these consolidated investment funds are classified as trading or other investments. At December 31, 2008 and 2007 and September 30, 2009 the following balances related to these funds were consolidated in the combined statements of financial position:

	December 31		September 30, 2009
	2008	2007

			(Unaudited)

Cash and cash equivalents	$—	$—	$—
Investments	72,845	68,662	79,879
Other net assets	2,610	549	1,242
Non-controlling interests	(75,455)	(69,211)	(81,121)

Total net interest in consolidated investments funds	$—	$—	$—

5. Fair Value Disclosures

Assets measured at fair value on a recurring basis at December 31, 2008, were as follows:

	Level 1	Level 2	Level 3	December 31, 2008

Investments and derivatives
Trading securities held at BGI	$102	$120	$272	$494
Investment securities available-for-sale held at BGI	—	47	—	47
Investments of consolidated funds	501	61,593	10,751	72,845
Derivative assets[1]	—	164	2,414	2,578

Total investments and derivatives	603	61,924	13,437	75,964

Separate account assets[2]
Ordinary shares	49,972	4,255	267	54,494
Mutual funds	377	—	—	377
Preference shares	86	2	—	88
Rights	—	5	—	5
Bonds	—	37,023	620	37,643
Derivatives, swaps, and other	—	3,163	—	3,163
Commercial paper	—	1,561	—	1,561
Certificates of deposits	—	95	—	95

Total separate account assets	50,435	46,104	887	97,426

Collateral assets	8,631	16,850	—	25,481

Total assets measured at fair value	$59,669	$124,878	$14,324	$198,871

Liabilities
Derivative liabilities[1]	$—	$16	$2,414	$2,430

Collateral liabilities	8,631	16,850	—	25,481

Total liabilities measured at fair value	$8,631	$16,866	$2,414	$27,911

[1]	Represents derivatives that are valued at fair value. The level 3 derivative represents a related-party capital support agreement with BBPLC. Refer to (Note 12), Related Party Transactions.
[2]

A wholly owned subsidiary of the Company is a registered life insurance company that maintains separate account assets and liabilities. See Note 2, “Significant Accounting Policies” for further discussion. Not included in the fair value table is $601 of separate account assets that are not measured at fair value (e.g., cash, receivables, etc.).

5. Fair Value Disclosures (continued)

Assets measured at fair value on a recurring basis at September 30, 2009, were as follows:

	Level 1	Level 2	Level 3	September 30, 2009

	(Unaudited)
Investments and derivatives
Trading securities held at BGI	$116	$75	$4	$195
Investment securities available-for-sale held at BGI	—	—	—	—
Investments of consolidated funds	—	76,925	2,954	79,879
Derivative assets[1]	—	—	1,252	1,252

Total investments and derivatives	116	77,000	4,210	81,326

Separate account assets[2]
Ordinary shares	64,174	5,075	20	69,269
Liquidity funds	2,203	—	—	2,203
Mutual funds	596	22	—	618
Preference shares	120	—	—	120
Rights	8	1	—	9
Bonds	—	37,341	3	37,344
Derivatives, swaps, and other	—	1,380	—	1,380
Commercial paper	—	1,183	—	1,183
Certificates of deposits	—	633	—	633

Total separate account assets	67,101	45,635	23	112,759

Collateral assets	12,679	9,770	—	22,449

Total assets measured at fair value	$79,896	$132,405	$4,233	$216,534

Liabilities
Derivative liabilities[1]	$—	$—	$1,252	$1,252

Collateral liabilities	12,679	9,770	—	22,449

Total liabilities measured at fair value	$12,679	$9,770	$1,252	$23,701

[1]	Represents derivatives that are valued at fair value. The level 3 derivative represents a related-party capital support agreement with BBPLC. Refer to (Note 12), Related Party Transactions.
[2]

A wholly owned subsidiary of the Company is a registered life insurance company that maintains separate account assets and liabilities. See Note 2, “Significant Accounting Policies” for further discussion. Not included in the fair value table is $576 (unaudited) of separate account assets that are not measured at fair value (e.g., cash, receivables, etc.).

5. Fair Value Disclosures (continued)

The following table includes a rollforward of the amounts for the year ended December 31, 2008 for financial instruments classified within Level 3.

2008 Level 3 Rollforward	Beginning Balance	Accreted Discounts	Realized Gain (Loss)	Change in Unrealized Appreciation (Depreciation)	Net Purchases (Sales)	Net Transfers In and/or Out of Level 3	Ending Balance

Assets
Investment of consolidated funds	$9,770	$3	$—	$(653)	$1,631	$—	$10,751
Trading securities	4	—	—	(46)	314	—	272
Derivative assets	167	—	—	205	2,042	—	2,414
Separate account assets:
Bonds	1,397	—	11	—	(1,195)	407	620
Ordinary shares	3	—	(24)	(4)	(175)	467	267

Total separate account assets	1,400	—	(13)	(4)	(1,370)	874	887

Total assets	$11,341	$3	$(13)	$(498)	$2,617	$874	$14,324

Liabilities
Derivative liabilities	$167	$—	$—	$205	$2,042	$—	$2,414

Total liabilities	$167	$—	$—	$205	$2,042	$—	$2,414

5. Fair Value Disclosures (continued)

The following table includes a rollforward of the amounts for the nine-month ended September 30, 2009 for financial instruments classified within Level 3.

September 30, 2009 Level 3 Rollforward	Beginning Balance	Accreted Discounts	Realized Gain (Loss)	Change in Unrealized Appreciation (Depreciation)	Net Purchases (Sales)	Net Transfers In and/or Out of Level 3	Ending Balance

	(Unaudited)

Assets
Investment of consolidated funds	$10,751	$(1)	$52	$107	$(5,901)	$(2,054)	$2,954
Trading securities	272	—	—	2	(270)	—	4
Derivative assets	2,414	—	—	(1,162)	—	—	1,252
Separate account assets:
Bonds	620	—	(5)	69	(665)	(16)	3
Ordinary shares	267	—	(24)	27	54	(304)	20

Total separate account assets	887	—	(29)	96	(611)	(320)	23

Total assets	$14,324	$(1)	$23	$(957)	$(6,782)	$(2,374)	$4,233

Liabilities
Derivative liabilities	$2,414	$—	$—	$(1,162)	$—	$—	$1,252

Total liabilities	$2,414	$—	$—	$(1,162)	$—	$—	$1,252

5. Fair Value Disclosures (continued)

The following table includes a rollforward of the amounts for the nine-month ended September 30, 2008 for financial instruments classified within Level 3.

September 30, 2008 Level 3 Rollforward	Beginning Balance	Accreted Discounts	Realized Gain (Loss)	Change in Unrealized Appreciation (Depreciation)	Net Purchases (Sales)	Net Transfers In and/or Out of Level 3	Ending Balance

	(Unaudited)

Assets
Investment of consolidated funds	$9,770	$1	$4	$(344)	$737	$596	$10,764
Trading securities	4	—	—	(32)	407	—	379
Derivative assets	167	—	2	1,308	—	—	1,477
Separate account assets:
Bonds	1,397	—	13	325	(1,461)	525	799
Ordinary shares	3	—	—	(1)	(189)	192	5

Total separate account assets	1,400	—	13	324	(1,650)	717	804

Total assets	$11,341	$1	$19	$1,256	$(506)	$1,313	$13,424

Liabilities
Derivative liabilities	$167	$—	$2	$1,308	$—	$—	$1,477

Total liabilities	$167	$—	$2	$1,308	$—	$—	$1,477

Unrealized net appreciation (depreciation) on investments of consolidated funds and trading securities are included in “trading (loss) gain from consolidated funds” in the combined statements of income and other comprehensive income and unrealized appreciation (depreciation) on other financial instruments is included in other income/expense in the combined statements of income and other comprehensive income. The Company transfers assets in and/or out of Level 3 as significant inputs, including performance attributes, used for the fair value measurement become observable or unobservable.

6. Derivative Instruments

The Company adopted the provisions of SFAS 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161) (ASC 815-10, Derivatives and Hedging) on January 1, 2009. The new requirement amends and expands the disclosure requirement related to derivative instruments, to provide users of financial statements with an enhanced understanding of the use of derivative instruments by the Company and how these derivatives affect the financial position, financial performance and cash flows of the Company. This Statement requires qualitative disclosures about the objectives and strategies for using derivative instruments, quantitative disclosures about the fair value of, and gains and losses on, derivative instruments, as well as disclosures about credit-risk-related contingent features in derivative agreements.

As discussed in Note 2, the Company does not enter into derivative instruments for trading or speculative purpose, and does not designate any derivative instruments as hedging instruments. Derivative instruments are used in certain of the VIEs which the Company consolidates and in the separate accounts as part of the investing strategy, and those instruments are recorded on the combined balance sheets at their fair values.

The consolidated VIEs and separate accounts invest in securities with contractual cash flows, and the cash flows, liquidity, income and values of such securities are sensitive to changes in the general level of interest rates, economic conditions, including real estate values, and actual and perceived changes in the creditworthiness of the issuer. The consolidated VIEs enter into derivative transactions to create synthetic cash exposures or manage their interest rate or credit risk; these transactions include interest rate swaps, total return swaps and credit default swaps. Similarly, the separate accounts include interest rate swaps and inflation swaps that are entered into in order to create synthetic cash exposures or manage interest rate risk. The VIEs and separate accounts enter into credit default swaps to simulate long and short bond positions that are either unavailable or considered to be less attractively priced in the bond market, and uses such swaps to reduce risk where there is an exposure to the issuer or to take an active long or short position with respect to the likelihood of an event default.

The capital support derivative agreements, which constitute credit derivates issued by the Company, are discussed further in Note 7.

The fair value of these derivative instruments are included as a separate line items in the Combined Balance Sheets, with changes in fair value included in the fair value gain (loss) on investments in the Combined Statements of Income.

6. Derivative Instruments (continued)

The following table (unaudited) lists fair value of derivatives at September 30, 2009 by derivative type and includes the location of where each derivative is included in the Combined Balance Sheets.

	Location	Gross Derivative Assets	Gross Derivative Liabilities

Capital Support Agreement	Derivative asset / liability	$1,252	$1,252
Separate account derivatives
Interest rate swaps	Separate account asset/ liability	1,230	1,230
Inflation rate swaps	Separate account asset/ liability	150	150

Total separate account derivatives		1,380	1,380

Carrying value of derivatives on the Combined Balance Sheet		$2,632	$2,632

The following table (unaudited) lists net gain (loss) for the nine months ended September 30, 2009 by derivative type and includes the location of where each derivative is presented in the Combined Statements of Income:

	Location	Net Gain (Loss) on Derivatives

Capital Support Agreement	Fair value gain / (loss) on investments	$—
Separate account derivatives	N/A – separate account assets and liabilities activity fully offset	—
Derivatives at consolidated funds:
Credit default swaps	Trading gain / (loss) from consolidated funds	2
Interest rate swaps	Trading gain / (loss) from consolidated funds	9
Total return swaps	Trading gain / (loss) from consolidated funds	(2)

Total derivatives at consolidated funds		9

Total gain (loss) on derivatives		$9

6. Derivatives (continued)

Counterparty Credit Risk

By using derivative instruments, the Company is exposed to the counterparty’s credit risk - the risk that derivative counterparties may not perform in accordance with the contractual provisions offset by the value of any collateral received. The Company’s exposure to credit risk associated with counterparty non-performance is limited to the unrealized gains inherent in such transactions that are recognized in the Combined Statements of Income. The Company minimizes counterparty credit risk through credit limits and approvals, credit monitoring procedures, executing master netting arrangements and managing margin and collateral requirements, as appropriate. The Company records counterparty credit risk valuation adjustments, if material, on certain derivative assets in order to appropriately reflect the credit quality of the counterparty. These adjustments are also recorded on the market quotes received from counterparties or other market participants since these quotes may not fully reflect the credit risk of the counterparties to the derivative instruments.

Risks

The Company’s consolidated sponsored investment funds invest in securities with contractual cash flows, such as asset backed securities, collateralized mortgage obligations and commercial mortgage backed securities, including securities backed by subprime mortgage loans. The value, liquidity and related income of these securities are sensitive to changes in economic conditions, including real estate value, delinquencies and/or defaults, and may be adversely affected by shifts in the market’s perception of the issuers and changes in interest rates.

7. Variable Interest Entities

In the normal course of business, the Company is the manager of various types of sponsored investment vehicles and sponsored investment funds that may be considered VIEs. The Company receives management fees or other incentive-related fees for its services and may from time to time own equity or debt securities or enter into other contractual arrangements with the vehicles, each of which may be considered variable interests. The Company engages in these variable interests principally to address client needs through the launch of such investment vehicles or to otherwise facilitate the management of the vehicles. The VIEs are primarily financed via capital contributed by third-party investors. The Company’s involvement in financing the operations of the VIEs is limited to its equity interests and its capital support agreements for certain funds.

7. Variable Interest Entities (continued)

The primary beneficiary of a VIE is the party that absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns or both as a result of holding variable interests. In order to determine whether the Company is the primary beneficiary of a VIE, management must make significant estimates and assumptions of probable future cash flows and assign probabilities to different cash flow scenarios. Assumptions made in such analyses include, but are not limited to, market prices of securities, market interest rates, potential credit defaults on individual securities or default rates on a portfolio of securities, gain realization, liquidity or marketability of certain securities, discount rates and the probability of certain other outcomes. Under current guidance, it is unlikely that the Company will be the primary beneficiary for VIEs created to manage assets for clients unless its ownership interest in a VIE, including related-party interests, is substantial, unless the Company may earn significant performance fees from the VIE, or unless the Company has a significant non-management fee variable interest.

VIEs in which the Company holds significant variable interests or is the sponsor that holds a variable interest but is not the Primary Beneficiary of the VIE.

At December 31, 2008 and 2007, the Company’s carrying value of assets and liabilities and its maximum risk of loss related to VIEs in which it holds a significant variable interest or is the sponsor that holds a variable interest, but for which it was not the primary beneficiary, were as follows:

As of December 31, 2008

	VIE Assets That the	VIE Liabilities That the	Variable Interests on the Balance Sheets
	Company Does Not Consolidate	Company Does Not Consolidate	Investments	Receivables	Other Net Assets (Liabilities)	Maximum Risk of Loss

Sponsored cash management funds	$129	$—	$47	$—	$—	$47

Total	$129	$—	$47	$—	$—	$47

The assets of the VIEs primarily comprise cash and cash equivalents and investments and the liabilities primarily comprise various accruals of the sponsored investment funds. At December 31, 2008, the Company’s maximum risk of loss associated with these VIEs primarily relates to the Company’s investment in the VIE.

7. Variable Interest Entities (continued)

As of December 31, 2007

	VIE Assets That the	VIE Liabilities That the	Variable Interests on the Balance Sheets
	Company Does Not Consolidate	Company Does Not Consolidate	Investments	Receivables	Other Net Assets (Liabilities)	Maximum Risk of Loss

Sponsored cash management funds	$317	$1	$—	$—	$67	$74

Total	$317	$1	$—	$—	$67	$74

The assets of the VIEs primarily comprise cash and cash equivalents and investments and the liabilities primarily comprise various accruals of the sponsored investment funds. At December 31, 2007, the Company’s maximum risk of loss associated with these VIEs relates the Company’s investment in the VIE.

At December 31, 2006 and September 30, 2009, the Company did not hold a significant interest in VIEs.

The Company also serves as investment manager for numerous investment vehicles which are VIEs in which it is not the primary beneficiary and does not have a significant variable interest. The total net assets of such entities are approximately $1.1 trillion as of December 31, 2008 and $0.8 trillion (unaudited) as of September 30, 2009. The Company’s only interest in such VIEs is its management arrangement with the entities. The maximum risk of loss as of December 31, 2008 and September 30, 2009, consists solely of uncollected management fees and is not material.

7. Variable Interest Entities (continued)

VIEs in which the Company is the Primary Beneficiary

The Company has determined it is the primary beneficiary of certain funds as a result of concluding that it is expected to absorb the majority of the variability to cover expected losses in the funds due to its obligation under certain agreements entered into during the year ended December 31, 2008 and 2007, and the nine-month period ended September 30, 2009. Under these agreements, which constitute credit related derivates issued by the Company, the Company is indirectly obligated to make payments to the funds related to a defined pool of assets held by the funds under certain circumstances, including a payment default on a covered asset, a loss on restructuring of a covered asset, or in some cases a loss on the sale of a covered asset. The Company contributed $3 and $0 (unaudited) to the funds to cover realized losses and during the 12 months ended December 31, 2008 and the nine-month period ended September 30, 2009, respectively. The Company’s obligation under the agreements is limited to a defined amount, which for some of the agreements increases or decreases over time. As of December 31, 2008 and 2007, under the terms of the agreements, the Company was obligated to cover realized losses of up to $2,720 and $359, respectively, and the fair value of the Company’s obligations under the agreements at December 31, 2008 and 2007, was $2,414 and $145, respectively. As of September 30, 2009, under the terms of the agreements, the Company was obligated to cover realized losses of up to $2,317 (unaudited), and their fair value of the Company’s obligation under the agreements at September 30, 2009 was $1,252 (unaudited). There is no collateral requirement related to the Company’s obligations under the agreements. The agreements expire at various dates through December 2013, and were entered into in order to partially support the funds’ net asset value per unit.

The Company is not able to sell investments held by consolidated sponsored investments funds in order to obtain cash for use in its operations. Creditors of these VIEs do not have recourse to the Company.

7. Variable Interest Entities (continued)

A summary of the investments held by consolidated funds is as follows:

As of December 31, 2008

	December 31, 2008
	Cost	Fair Value	% of Fair Value

Investment in securities
Asset-backed securities	$49	$43	—%
Certificates of deposit	3,356	3,356	5%
Commercial paper-discounted	4,368	4,368	6%
Medium-term notes	49	49	—%
Medium-term notes–variable rate	35,256	32,182	44%
Mutual funds	500	500	1%
U.S. government securities	250	250	—%

Total investments in securities	43,828	40,748

Short-term investments
Master notes	2,688	2,688	4%
Money market funds	121	121	—%
Repurchase agreements–fixed rate	9,502	9,502	13%
Repurchase agreements–variable rate	18,914	18,914	26%
Time deposits	872	872	1%

Total short-term investments	32,097	32,097

Total investments	$75,925	$72,845	100%

7. Variable Interest Entities (continued)

As of December 31, 2007

	December 31, 2007
	Cost	Fair Value	% of Fair Value

Collective funds	$210	$215	—%

Investment in securities
Asset-backed securities	$2,590	$2,290	3%
Certificates of deposit	2,357	2,356	3%
Commercial mortgage-backed securities	384	377	1%
Commercial paper-discounted	44	44	—%
Medium-term notes	167	167	—%
Medium-term notes–variable rate	40,537	40,022	58%
Mutual funds	675	675	1%
U.S. government securities	6	6	—%

Total investments in securities	46,760	45,937

Short term investments
Master notes	2,075	2,075	3%
Money market funds	91	91	—%
Repurchase agreements–fixed rate	1,192	1,192	2%
Repurchase agreements–variable rate	18,952	18,952	28%
Time deposits	200	200	1%

Total short-term investments	22,510	22,510

Total investments	$69,480	$68,662	100%

7. Variable Interest Entities (continued)

As of September 30, 2009

	September 30, 2009
	Cost	Fair Value	% of Fair Value

	(Unaudited)

Investment in securities
Certificates of deposit	$5,515	$5,515	7%
Commercial paper-discounted	13,112	13,111	16%
Exchange traded options	1,709	1,709	2%
Medium-term notes	25	26	—%
Medium-term notes–variable rate	19,896	17,867	22%
Mutual funds	3,250	3,250	4%
U.S. government securities	11,926	11,932	15%

Total investments in securities	55,433	53,410

Short-term investments
Master notes	895	895	1%
Money market funds	38	38	—%
Repurchase agreements–fixed rate	7,357	7,357	9%
Repurchase agreements–variable rate	13,807	13,807	17%
Time deposits	4,372	4,372	5%

Total short-term investments	26,469	26,469

Total investments	$81,902	$79,879	100%

As of December 31, 2008 and 2007 and September 30, 2009, the net assets of the consolidated VIEs was $75,455, $69,211, and $81,121 (unaudited) respectively The consolidated net asset primarily include investments which in consolidation approximates the non-controlling interests, as the Company does not have an equity interest in the funds.

8. Goodwill and Intangible Assets

Goodwill

The following table reflects the carrying value of goodwill for the years ended December 31, 2008, 2007 and 2006, and for nine months ended September 2009:

Goodwill

Balance at January 1, 2006	$90

Balance at December 31, 2006	90

Balance at January 1, 2007	90
Goodwill acquired	300
Foreign currency translation adjustment	1

Balance at December 31, 2007	391

Balance at January 1, 2008	391
Foreign currency translation adjustment and other	2

Balance at December 31, 2008	393

Balance at January 1, 2009 (unaudited)	393
Goodwill acquired (unaudited)	56
Foreign currency translation adjustment and other (unaudited)	14

Balance at September 30, 2009 (Unaudited)	$463

Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of a business acquired.

In February 2007, the Company purchased all outstanding share capital of IndexChange from Bayerische Hypo-und Vereinsbank AG Munich for EUR 241, or approximately $312. IndexChange was one of the largest European exchange traded funds (ETF) managers based in Munich and managed approximately 80 ETFs. IndexChange was an investment company as defined by the German Investment Act. The name of the acquired entity was changed to Barclays Global Investors (Deutschland) AG (BGIDAG) on October 2, 2007. In addition, capitalized costs of approximately EUR 4 relating to professional fees and other acquisitions costs were included as part of the purchase price. As of September 30, 2009, there were no goodwill impairment indicators to require the Company to perform an interim impairment analysis.

8. Goodwill and Intangible Assets (continued)

Additionally, the Company generated $134 of goodwill from its 1995 acquisition of BGI from Wells Fargo (WFNIA).

In May 2009, the Company acquired Naftrac de Nacional Financiera, S. N. C., Institución de Banca de Desarrrollo (Nafin) for $82 (unaudited). Nafin was the leading ETF in Mexico and was responsible for approximately 20% (unaudited) of the average daily volume on the Mexico Bolsa. The goodwill and identifiable intangibles generated through the purchase of Nafin approximated $56 (unaudited) and $14 (unaudited), respectively. The acquired intangibles include the estimated value of the right option to propose changing the Trustee of the Trust to BGI, allowing the Company to operate the ETF under the iShares brand, and thereby obtain asset management revenue. In addition to the allocation to goodwill and intangibles, the purchase price included $11 of VAT (unaudited). On December 31, 2008, the Company held a deposit of $14 (unaudited), equal to 20% (unaudited) of the purchase price, as guarantee to Nafin, which is recorded in prepaid and other assets in the combined balance sheet.

Intangibles, Net

The following table presents details of the Company’s total purchased intangible assets for the years ended December 31, 2008, 2007 and 2006, and for the nine months ended September 30, 2009:

	December 31, 2008			December 31, 2007			December 31, 2006

	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets

Finite-lived intangible assets
Licenses and other	$31	$(30)	$1	$30	$(26)	$4	$26	$(18)	$8
Distribution channels	39	(8)	31	53	(4)	49	—	—	—
Foreign currency translation adjustment	(11)	7	(4)	1	—	1	4	(2)	2

Total finite-lived intangible assets	$59	$(31)	$28	$84	$(30)	$54	$30	$(20)	$10

8. Goodwill and Intangible Assets (continued)

	September 30, 2009
	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets

	(Unaudited)
Finite-lived intangible assets
Licenses and other	$—	$—	$—
Distribution channels	53	(14)	39
Foreign currency translation adjustment	1	—	1

Total finite-lived intangible assets	$54	$(14)	$40

Intangible assets acquired in the purchase of IndexChange primarily include distribution channels of $39. The distribution channels are considered finite-lived intangibles and are amortized over nine years. Licenses and other were generated through the acquisition of fund manager and sponsorship rights of certain Dublin registered investment funds in 2003.

In accordance with SFAS 144 (ASC 360-10, Property, Plant and Equipment), the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During the years ended December 31, 2008, 2007 and 2006, and the nine months ended September 30, 2009, there were no indicators of impairment. As of September 30, 2009, the fair value of the assets continues to exceed the carrying value of the assets.

Amortization expense for purchased finite-lived intangible assets was $8, $12 and $18 for the years ended December 31, 2008, 2007 and 2006, respectively and $4 (unaudited) and $8 (unaudited) for the nine-month periods ended September 30, 2009 and 2008, respectively.

The estimated future amortization expense (excluding the impact of future foreign exchange rate changes) of purchased intangible assets as of December 31, 2008, is as follows:

2009	$4
2010	4
2011	4
2012	4
2013	4
2014 and thereafter	8

Total	$28

9. Furniture, Equipment and Leasehold Improvements, and Capitalized Software Developments Costs

Furniture, equipment and leasehold improvements consisted of the following at December 31, 2008, 2007 and 2006 and September 30, 2009:

	December 31			September 30,
	2008	2007	2006	2009

				(Unaudited)

Furniture and fixtures	$31	$27	$17	$33
Equipment and computer software	120	140	106	122
Leasehold improvements	165	114	47	195

Total cost	316	281	170	350

Less: accumulated depreciation and amortization	(118)	(144)	(120)	(149)

Total cost, net of accumulated depreciation and amortization	$198	$137	$50	$201

Depreciation and amortization expense related to furniture, equipment and leasehold improvements totaled approximately $46, $27 and $16 for the years ended December 31, 2008, 2007 and 2006, respectively and $34 (unaudited) and $34 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively.

During the years ended December 31, 2008, 2007 and 2006, and the nine month periods ended September 30, 2009 and 2008, the Company wrote-off furniture, fixtures and equipment and computer software with nominal net book value.

9. Furniture, Equipment and Leasehold Improvements, and Capitalized Software Developments Costs (continued)

As discussed in Note 2, the Company capitalizes software costs in accordance with SOP 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use. (ASC 350-10, Intangibles - Goodwill and Other). At December 31, 2008, 2007 and 2006, and September 30, 2009, capitalized software development costs were as follows:

	December 31			September 30,
	2008	2007	2006	2009

				(Unaudited)

Capitalized software	$104	$85	$56	$111
Less: accumulated amortization	(28)	(21)	(14)	(43)

Total cost, net of accumulated amortization	$76	$64	$42	$68

Amortization expense related to computer software costs totaled approximately $15, $7, and $2 for the years ended December 31, 2008, 2007, and 2006, respectively and $15 (unaudited) and $11 (unaudited) for the nine-month periods ended September 30, 2009 and 2008, respectively.

The estimated future amortization expense (excluding the impact of future foreign exchange rate changes) of capitalized software as of December 31, 2008, is as follows:

2009	$19
2010	19
2011	18
2012	13
2013	6
2014 and thereafter	1

Total	$76

10. Employee Compensation and Benefits

Accrued employee compensation and benefits primarily consist of various employee benefits and compensation plans offered to eligible employees.

10. Employee Compensation and Benefits (continued)

Barclays Global Investors 401(k) Savings Plan

All salaried employees of the Company that are citizens of the United States are eligible to participate in the 401(k) Savings Plan sponsored by the Company. New employees are eligible to participate in the plan immediately after the hire date. Under the plan, the Company makes certain matching contributions for eligible employees who elect salary and/or bonus reduction contributions and who have completed one year of employment. The Company’s contributions are immediately vested. The Company expensed $13, $9, and $7 as matching contributions to the plan during the years ended December 31, 2008, 2007, and 2006, respectively and $11 (unaudited) and $10 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively.

Retirement Plan

All salaried employees of the Company are eligible to participate in the Retirement Plan sponsored by the Company immediately after hire date. The Retirement Plan is a defined contribution money purchase plan, with the Company’s contributions based on a percentage of employees’ compensation. The Retirement Plan provides for vesting over three to five years. The Company contributed $18, $14, and $11 to the Retirement Plan during the years ended December 31, 2008, 2007, and 2006, respectively and $13 (unaudited) and $13 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively.

Healthcare, Long-Term Disability and Life Insurance

Healthcare, long-term disability and life insurance benefits are provided through insurance companies whose premiums are based on benefits expected to be paid during the year. The Company recognized the cost of these benefits by charging to expense its share of annual insurance premiums. The Company expensed $20, $16, and $12 to the healthcare, long-term disability, and life insurance benefits during the years ended December 31, 2008, 2007, and 2006, respectively and $15 (unaudited) and $15 (unaudited) for the nine month periods ended September 30, 2009, and 2008, respectively.

10. Employee Compensation and Benefits (continued)

Defined Benefit Pension Plan

The Company’s UK-based employees participate in the BBPLC defined benefit pension plan, the UK Retirement Fund (UKRF). There are no contractual arrangements between the Company and BBPLC to charge the Company for the net defined benefit cost arising in this plan. The Company recognized pension expense of $17, $12, and $11 in 2008, 2007, and 2006, respectively, and $8 (unaudited) and $13 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively, for contributions made to this plan on behalf of the Company’s employees.

Discretionary and Deferred Compensation

The Company offers several discretionary and deferred compensation plans to eligible employees and management personnel. The purpose of the deferred compensation plans is to encourage long-term retention of key employees, allow participants to defer compensation in accordance with IRS regulations, and in some situations to offer market competitive saving opportunities by matching deferred amounts or providing investment returns on amounts deferred. The plans have specific vesting criteria. The accrued liability under these plans at December 31, 2008, 2007, and 2006 was $670, $1,167, and $1,005, respectively and $716 (unaudited) at September 30, 2009.

Included in the above is the mandatory compensation deferral plan, the Executive Share Award (ESAS). The ESAS is a BPLC plan in which participants receive a provisional allocation of shares in BPLC. The portion that is allocated to the ESAS will also provide the opportunity to earn 20% “bonus shares” after three years and a further 10% if amounts are voluntarily deferred an additional two years. ESAS awards are also made to eligible employees for recruitment purposes. No provisional allocation of the ESAS awards were made during 2009 or 2008. ESAS compensation expense totaled $7, $33, and $29, for the years ended December 31, 2008, 2007, and 2006, respectively and $4 (unaudited) and $25 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively, and is included in “Compensation and other Personnel Costs” in the combined statements of income and comprehensive income.

10. Employee Compensation and Benefits (continued)

The following summarizes the movements in the number of shares for the periods presented:

Number of Shares (Actual)

Outstanding at January 1, 2006	2,975,106
Granted	3,256,483
Transfers of participants from affiliated companies	393,257
Expired	(43,271)
Released	(1,097,897)

Outstanding at December 31, 2006	5,483,678
Granted	3,301,654
Transfers of participants from affiliated companies	624,361
Expired	(76,850)
Released	(829,541)

Outstanding at December 31, 2007	8,503,302
Granted	5,980,452
Transfers of participants from affiliated companies	(1,054,637)
Expired	(197,505)
Released	(1,091,287)

Outstanding at December 31, 2008	12,140,325

Outstanding at December 31, 2008	12,140,325
Granted (Unaudited)	619,622
Transfers of participants from affiliated companies (Unaudited)	12,093
Expired (Unaudited)	(779,246)
Released (Unaudited)	(2,748,239)

Outstanding at September 30, 2009 (Unaudited)	9,244,555

10. Employee Compensation and Benefits (continued)

The weighted-average remaining vesting period and weighted-average fair value per share at the date of grant are as follows at December 31, 2008, 2007 and 2006 and September 30, 2009:

	2008	2007	2006	2009

				(Unaudited)
Weighted-average fair value of shares granted during the period (in exact dollars)	$6.53	$11.18	$10.01	$6.26

Weighted-average remaining vesting period (in years)	3	3	4	3

As of September 30, 2009 and December 31, 2008, the unrecognized compensation cost related to the ESAS plan were $7 (unaudited) and $12, respectively.

Equity Ownership Plan

The BGI Equity Ownership Plan (BGI EOP) was approved by the shareholdings of BBPLC at the 2000 Annual General Meeting in order to provide the employee share incentive arrangements required to recruit and retain the quality of senior management and investment talent appropriate for a leading global investment management business. The BGI EOP was designed to provide participants with long-term equity interest in the Company to meet expectations of, in particular, the Company’s employees in the United States, who would ordinarily expect to participate in the equity of their employer. Under the terms of the BGI EOP, options are granted at fair value to key employees of shares in Barclays Global Investors UK Holdings Limited (BGIUKHL) with an overall cap of 20% of the issued ordinary share capital to BGIUKHL. All options are approved by the Board of Directors of BGIUKHL.

In summary, the BGI EOP operates as follows:

•	The option exercise price is based on the fair value of a BGIUKHL share at the date of grant determined by an independent appraiser.

•	The options generally vest evenly over a three-year period and can usually be exercised in two annual exercise windows.

•	The fair value of the options is amortized to expense over the vesting period.

10. Employee Compensation and Benefits (continued)

Once employees become stockholders, they are subject to the Articles of BGIUKHL under which:

•

Shareholders are required to hold the shares for a minimum of 355 days. As shareholders, employees derive the full risk and rewards of ownership, including voting rights and entitlements to any ordinary dividends paid by BGIUKHL.

•	On the expiry of the minimum holding period, shareholders may, but are not obliged to, offer their shares for sale during the two annual sales windows.

•	Barclay Bank PLC, at its discretion, has a right to purchase shares offered, but is not obligated to do so.

Amortization of stock-based compensation of BGI EOP totaled $58, $110 and $69 for the years ended December 31, 2008, 2007, and 2006, respectively and $16 (unaudited) and $48 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively, and is included in “Employee Compensation and Benefits” in the combined statements of income and other comprehensive income.

10. Employee Compensation and Benefits (continued)

Analysis of the movement in the number and weighted-average exercise price of options are as follows:

	Number Outstanding (Actual)	Weighted-Average Exercise Price Per Share (In Exact Dollars)

Outstanding at January 1, 2006	5,442,049	$44.89
Grants	3,973,000	150.34
Exercises	(2,188,180)	36.92
Forfeitures or expirations	(297,688)	97.59

Outstanding at December 31, 2006	6,929,181	113.46
Vested and exercisable	1,049,683	37.28

Outstanding at December 31, 2006	6,929,181	113.46
Grants	2,598,500	191.29
Exercises	(1,631,955)	70.21
Forfeitures or expirations	(394,045)	119.65

Outstanding at December 31, 2007	7,501,681	151.57
Vested and exercisable	1,555,577	94.16

Outstanding at December 31, 2007	7,501,681	151.57
Grants	—	—
Exercises	(549,758)	62.54
Forfeitures or expirations	(367,687)	157.62

Outstanding at December 31, 2008	6,584,236	114.46
Vested and exercisable	3,630,925	101.03

Outstanding at December 31, 2008	6,584,236	114.46
Forfeitures or expirations (Unaudited)	(167,356)	140.97

Outstanding at September 30, 2009 (Unaudited)	6,416,880	124.86
Vested and exercisable (Unaudited)	5,482,352	120.46

10. Employee Compensation and Benefits (continued)

The exercise price range, the weighted-average remaining contractual life, and number of options outstanding (including those exercisable) at December 31, 2008, 2007, and 2006 are as follows:

	Outstanding and Exercisable
Exercise Price Range (In Exact Dollars)	Shares (Actual)	Average Life

December 31, 2006
$9.22 - $17.62	602,914	5
$17.63 - $36.75	771,553	7
$36.76 - $101.18	1,716,714	8
$101.19 - $186.97	3,838,000	9

December 31, 2007
$9.22 - $17.62	239,717	4
$17.63 - $36.75	285,671	5
$36.76 - $101.18	1,059,430	6
$101.19 - $186.97	5,916,863	7

December 31, 2008
$9.22 - $17.62	101,000	4
$17.63 - $36.75	236,503	5
$36.76 - $101.18	759,213	6
$101.19 - $186.97	5,487,520	8

The total intrinsic value of options exercised during 2008, 2007, and 2006 was $60, $212, and $259, respectively and $0 (unaudited) and $60 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively.

10. Employee Compensation and Benefits (continued)

Fair value of the options is calculated at the date of grant using the Black-Scholes model. Significant weighted-average assumptions used to estimate the fair value of the options granted in 2007 and 2006 are as follows (no options were granted in 2008):

	December 31
	2007	2006

Expected life (in years)	4	4
Weighted-average risk-free interest rate	4%	5%
Expected volatility	20%	24%
Weighted-average fair value at grant date (in exact dollars)	$191.29	$150.34

Option life is estimated based upon the historical date for the holding period trend. Prior to 2006, expected volatility was determined using the historical volatility of the share price of BGIUKHL. Effective 2006, with the adoption of SFAS 123(R), expected volatility is determined using the historical volatility of BGIUKHL’s peers over the expected life of the options for BGI EOP.

As of September 30, 2009 and December 31, 2008, the total unrecognized compensation cost were $4 (unaudited) and $27, respectively. The weighted-average remaining vesting period related to the options for BGI EOP that have not yet vested at December 31, 2008, 2007, and 2006, were one year, one year, and two years, respectively and 0 years at September 30, 2009.

Total fair value of shares vested during the year was $369, $496, and $280 for 2008, 2007, and 2006, respectively and $258 (unaudited) and $352 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively.

No further options are granted under the BGI EOP, and the plan will be terminated at the Transaction close date.

11. Income Taxes

The components of the Company’s income tax expense (benefit) for the years ended December 31, 2008, 2007, and 2006, as follows:

	December 31
	2008	2007	2006

Current federal income taxes	$422	$426	$374
Deferred federal income taxes	(477)	(91)	(67)

Total federal income taxes	(55)	335	307

Current state and local income taxes	106	126	113
Deferred state and local income taxes	(133)	(13)	(21)

Total state and local income taxes	(27)	113	92

Current foreign income tax provision	145	275	246
Deferred foreign income taxes	5	(9)	(13)

Total foreign income tax provision	150	266	233

Total provision for income taxes	$68	$714	$632

11. Income Taxes (continued)

The reconciliation of the Company’s federal statutory tax rate to the effective income tax rate for the years ended December 31, 2008, 2007, and 2006, is as follows:

	Year Ended December 31
	2008	2007	2006

Federal income tax provision at the statutory rate	35%	35%	35%
State income tax provision, net of federal effect	8%	4%	4%
Foreign income tax provision at a rate different than the federal rate	6%	(2)%	(2)%
Reserves for uncertain tax positions	(51)%	1%	4%
Effect of overseas withholding taxes	(10)%	5%	3%
Change in valuation allowance	(4)%	0%	0%
Other, net	4%	1%	1%

Actual income tax provision	(12)%	44%	45%

The combined financial statements do not include a common parent entity above the combined entities that operate in different jurisdictions. As such, the Company has not provided for deferred income taxes or foreign withholding taxes on the undistributed earnings for any of the combined entities.

Deferred income tax assets and liabilities reflect the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for the same items for income tax reporting purposes.

In 2008, the significant differences between the effective tax rate and statutory tax rate relate to an increase in reserves for uncertain tax positions and the effect of overseas withholding taxes on the income generated within the separate account assets of BGI Pensions Management Ltd.

11. Income Taxes (continued)

The components of the Company’s net deferred tax asset as of December 31, 2008, 2007, and 2006, are as follows:

	December 31
	2008	2007	2006

Deferred tax assets:
Investment losses	$760	$67	$13
Compensation plans	290	353	288
State taxes	37	35	38
Fixed assets	23	24	14
Accrued expenses	18	10	6
Other	3	12	20

Gross deferred tax assets	1,131	501	379

Deferred tax liabilities:
Software under development	25	18	8
Other	20	10	—

Gross deferred tax liabilities	45	28	8

Net deferred tax assets before valuation allowance	1,086	473	371
Less: valuation allowance	40	13	13

Net deferred tax assets	$1,046	$460	$358

The Company maintains a valuation allowance of $40, $13, and $13 at December 31, 2008, 2007, and 2006, respectively, against certain of its deferred tax assets, as it is more likely than not that they will not be fully realized. The deferred tax assets for which a valuation allowance has been established pertains to Canadian realized capital losses and US unrealized capital losses on investment securities. The expiration period for Canadian realized capital losses is typically indefinite; however, these tax attributes may not be carried over upon a change of control.

The Company adopted the provision of FIN 48 on January 1, 2007. The adoption of FIN 48 did not result in a net change to beginning retained earnings as a cumulative effect of change in accounting principle.

11. Income Taxes (continued)

The following tabular reconciliation presents the total amounts of unrecognized tax benefits:

	2008	2007

Balance at January 1	$124	$112
Additions for tax position of prior years	—	—
Reductions for tax provisions of prior years	—	—
Additions based on tax positions related to current year	296	32
Lapse of statute of limitations	(23)	(18)
Settlements	—	—
Foreign exchange translation	5	(2)

Balance at December 31	$402	$124

As of December 31, 2008 and 2007, the balance of the Company’s unrecognized tax balances which would, if recognized, affect the Company’s effective tax rate was $177 and $97, respectively.

The Company recognizes interest and penalties related to income tax matters as a component of income tax expense. Related to the unrecognized tax benefits noted above, the Company accrued interest and penalties of $14 during 2008 and in total, as of December 31, 2008, has recognized a liability for interest and penalties of $61. During 2007, the Company accrued interest and penalties of $1 and in total, as of December 31, 2007, had recognized a liability for interest and penalties of $47.

The Company is subject to U.S. federal income tax as well as income tax in multiple jurisdictions. The tax years after 2003 remain open to U.S. federal, state, and local income tax examination, and the tax years after 2007 remain open to income tax examination in the United Kingdom.

11. Income Taxes (continued)

As of December 31, 2008, the Company is not currently under audit for US federal tax purposes. It is reasonably possible that there could be a decrease of approximately $34 in the FIN 48 reserve due to a potential lapse in the statute of federal limitations over the next 12 months. The Company is under audit for California tax purposes, and, until formal resolutions are reached between the Company and California tax authorities, the determination of a possible audit settlement range with respect to the impact of unrecognized tax benefits is not practicable at this point in time. The Company does not anticipate that any possible adjustments resulting from these audits would result in a material change to its consolidated financial statements.

For the nine months ended September 30, 2009 and 2008, income tax expense was $713 (unaudited) and $191 (unaudited), respectively. The effective income tax rate for the nine months ended September 30, 2009 was 31% (unaudited) as compared to (857%) (unaudited) for nine months ended September 30, 2008. The primary change in the effective rate was driven by a significant decrease in the FIN 48 reserves of approximately $154 (unaudited) during the period January 1, 2009 to September 30, 2009. The deferred tax asset decreased by approximately $334 (unaudited) during the period January 1, 2009 to September 30, 2009. The majority of this change was caused by a decrease in the deferred tax asset related to unrealized investment losses of approximately $337 (unaudited) that occurred during this period.

12. Related-Party Transactions

Fees Received From Affiliates

The Company provides certain investment management and advisory services to affiliates. Management fees earned from these affiliates in 2008, 2007, and 2006, were as follows:

	December 31

	2008	2007	2006

Related-party revenue
Barclays Bank PLC	$31	$38	$38
Other related parties	7	10	10

Total revenue	$38	$48	$48

Included above, the Company earned $10, $5 and $1 for the years ended December 31, 2008, 2007 and 2006, respectively, in commission revenue in connection with marketing services provided to BBPLC for the promotion of their indexed notes.

12. Related-Party Transactions (continued)

Fees Paid to Affiliates

The Company has entered into agreements with affiliates under which it incurs certain agency, sub-advisory, client service and marketing expenses. During 2008, 2007, and 2006, expenses were as follows:

	December 31

	2008	2007	2006

Related-party expenses
Barclays Bank PLC	$27	$18	$8
Other related parties	2	6	29

Total expense	$29	$24	$37

Receivables from affiliates and payables to affiliates consist of the following at December 31, 2008, 2007, and 2006:

	December 31			September 30,

	2008	2007	2006	2009

				(Unaudited)

Related-party receivables and derivative assets
Barclays Bank PLC	$2,423	$147	$39	$1,289
Other related parties	7	16	9	47

Total receivables and derivative assets	$2,430	$163	$48	$1,336

	December 31			September 30,

	2008	2007	2006	2009

				(Unaudited)

Related-party payables and derivative liabilities
Barclays Bank PLC	$2,416	$154	$—	$1,252
Other related parties	14	17	22	11

Total payables and derivative liabilities	$2,430	$171	$22	$1,263

12. Related-Party Transactions (continued)

Receivables and Payables under Capital Support Arrangements

As discussed in Note 7, during 2008 and 2007, the Company determined that it was the primary beneficiary of certain managed funds. Under the capital support agreements with those funds, BBPLC is obligated to make payments to the funds and the Company is obligated to reimburse BBPLC for those payments. The respective payables and receivables are included in amounts related to Barclays Bank Plc in the tables above. At December 31, 2008 and 2007, and September 30, 2009, the related-party capital support receivables of $2,414 and $145, and $1,252 (unaudited), respectively, are included in “derivative assets” on the combined balance sheets. At December 31, 2008 and 2007, and September 30, 2009 the related-party capital support payables of $2,414 and $145, and $1,252 (unaudited), respectively, are included in “derivative liabilities” on the combined balance sheets.

Related-Party Borrowings

During 2007, Barclays Global Investors, N.A. (BGINA) established a $140, 12-month revolving line of credit with BBPLC to fund leasehold improvements related to new office premises. As of December 31, 2008, the maturity date of borrowings under the facility was November 2009, subject to 12-month extensions exercisable at the discretion of BGINA. The interest rate was based on three-month LIBOR and was 2.20% as of December 31, 2008. As of December 31, 2008, and 2007, the outstanding balance of the facility was $140 and $57, respectively. The Company paid off the revolving credit line in July 2009.

In December 2007, BGI Japan, a wholly owned subsidiary of the Company, entered into a yen 3,300 subordinated loan with BBPLC Tokyo. The term of the commitment is one year with interest accruing at LIBOR and re-setting every three months. As of December 31, 2008, the interest rate on this borrowing was 1.89%. As of December 31, 2007, approximately yen 2,000 was drawn against the loan. In January 2008, approximately yen 1,000 was drawn against the loan. As of December 31, 2008, the Company has approximately yen 3,000 or $36 outstanding on the subordinated loan. In July 2009, the Company paid down approximately yen 2,000 or $21.

In September 2008, BARCAL, a wholly owned subsidiary of the Company, entered into a $150 commitment loan with BGI Finance Limited (BGIFL). The term of the loan is one year with interest accruing at LIBOR and re-setting every month. As of December 31, 2008, the interest rate on this borrowing was 0.58% and the outstanding balance was $145. In addition, at December 31, 2008, BARCAL carried a $19 note receivable from BGIFL. The Company paid off the net outstanding balance of $126 in June 2009.

12. Related-Party Transactions (continued)

In February 2008, BARCAL also entered into a $220 loan with BGI UK Holdings Limited. The term of the loan is one year with interest accruing at LIBOR and re-setting every month. As of December 31, 2008, the interest rate on this borrowing was 0.58% and the outstanding balance was $220. The Company paid off the outstanding balance of the loan in June 2009.

In February 2007, BGI Deutschland, a wholly owned subsidiary of the Company, entered into a EUR 150 loan with BBPLC London for the acquisition of its German entity. The term of the loan is two years with interest accruing at LIBOR and re-setting every six months. As of December 31, 2008, the interest rate on this borrowing was 2.76% and the outstanding balance was EUR 150, or $210. In August 2009, the Company paid down EUR 140 or $201.

Related-party borrowings consist of the following at December 31, 2008, 2007, and 2006:

	December 31			September 30,

	2008	2007	2006	2009

				(Unaudited)
Related-party borrowings
Barclays Bank PLC	$350	$278	$—	$15
BGIUKHL	220	273	273	—
Other related-party borrowings	162	16	—	15

Total borrowings	$732	$567	$273	$30

The Company paid interest of $18, $18, and $18 to BGIUKHL in 2008, 2007, and 2006, respectively, and paid $1, $0, and $0 to BGIFL in 2008, 2007, and 2006, respectively. The Company also paid interest of $14, $8, and $0 to BBPLC in 2008, 2007, and 2006, respectively.

Dividends

Certain entities of the Company paid dividends to BGIUKHL of approximately $262, $322, and $942 in 2008, 2007, and 2006, respectively, and $119 (unaudited) in the nine months ended September 30, 2009. Certain entities of the Company also paid dividends to Barclays Global Investors Finance Limited (BGIFL) of $250, $490, and $0 in 2008, 2007, and 2006, respectively, and $0 (unaudited) in the nine months ended September 30, 2009.

12. Related-Party Transactions (continued)

Cash and Cash Equivalents and Investments

The Company holds cash and cash equivalents and investments as of December 31, 2008, 2007, and 2006, respectively, which represent short-term highly liquid investments in various money market funds, which are managed by affiliates. The table below summarizes cash and cash equivalents and investments by fund:

	December 31

	2008	2007	2006

BGI related-party fund
Cash and cash equivalents
Barclays Bank PLC	$128	$298	$306
Barclays Investment Fund - Cash Fund	59	72	76
BGI Sterling Liquidity First Fund	21	36	35
BGI Cash Advantage Fund LLC	—	74	—

Total related-party cash and cash equivalents	208	480	417

Investments
BGI Cash Advantage Fund LLC	47	—	—
BGI Multi Strategy Select Sterling Fund	15	—	—
BGI Multi Strategy Fund (Sterling)	18	25	18
BGI Total Return - Multi Opportunity Fund	19	11	9
Other	11	10	9

Total related-party fund investments	110	46	36

Total related-party cash and cash equivalents and investments	$318	$526	$453

12. Related-Party Transactions (continued)

Shared Services

Certain expenses of the Company are based on shared services that were provided by BBPLC or one of its affiliates. These expenses totaled approximately $26, $22, and $7 in 2008, 2007, and 2006, respectively, and primarily related to employee-related services and benefits, technology and data processing services, and corporate functions including tax, legal, compliance, finance and operations provided by BBPLC and its affiliates. Costs included in the combined financial statements for shared services were determined based on costs to the affiliated entity and allocated based on the Company’s usage of those services.

The above amounts do not include tax receivables and liabilities due under the intra-group tax allocation agreements. Refer to Note 11, Income Taxes.

13. Commitments and Contingencies

From time to time, the Company received subpoenas or other requests for information from various US federal and state governmental and regulatory authorities in connection with certain industry-wide or other investigations or proceedings. It is the Company’s policy to fully cooperate with such inquiries. The Company and certain of its entities have been named as defendants in various legal actions, including arbitrations and other litigation arising in connection with the Company’s activities. Additionally, certain of the investment funds the Company manages are subject to lawsuits, any of which could potentially harm the investment returns of the applicable fund or result in the Company being liable to the funds for any resulting damages.

Management, after consultation with legal counsel, currently does not anticipate the aggregate liability, if any, arising out of regulatory matters or lawsuits will have a material adverse effect on the Company’s earnings, financial position or cash flows although, at the present time, management is not in a position to determine whether any such pending or threatened matters will have a material adverse effect on the Company’s results of operations in any future period.

13. Commitments and Contingencies (continued)

Collateral Under Securities Lending and Derivative Arrangements

The Company facilitates securities lending arrangements whereby securities held by consolidated funds and separate account assets are lent to third parties. In exchange, the Company receives collateral in the form of cash or securities equal to at least 100% of the securities lent plus a margin in order to reduce credit risk. Under certain of the Company’s arrangements, in the event the third party does not repay the securities, the Company can resell or re-pledge the collateral. The securities lending transactions entered into by the Company are accompanied by an agreement that entitles and obligates the Company to repurchase or redeem the transferred securities before their maturity. These transactions are not reported as sales under SFAS 140 because of the obligation of the Company to repurchase the securities. Certain of the security lending arrangements entered into by the Company contain the right of the parties to sell or re-pledge the collateral. As a result, the Company records the collateral received under these arrangements (both cash and non-cash), as its own asset in addition to a corresponding liability for the obligation to return the collateral. The Company may also obtain collateral from certain derivative counterparties as a protection against default. As with the securities lending collateral discussed above, the fair value of the asset and related obligation to return the collateral are recorded by the Company. The fair value of the assets recorded under these arrangements was approximately $25,481, $44,532, and $26,570 as of December 31, 2008, 2007, and 2006, respectively and $22,449 (unaudited) as of September 30, 2009 and is recorded in “Collateral assets under securities lending and derivative agreements” in the combined balance sheets. The fair value of the liability approximates the fair value of the asset and is recorded in the combined balance sheets.

In connection with one client, BGINA has agreed to provide indemnification against a client’s loss in the event of a broker default on securities borrowed. Under the terms of the indemnification agreement, the amount of potential liability is limited to the excess of the cost of replacement securities over the amount of the collateral delivered by the borrower. No losses have been incurred and no liabilities have been recognized in connection with this indemnification. At December 31, 2008, 2007, and 2006, the value of the securities loaned subject to this agreement was approximately $441, $735, and $1,293 and $274 (unaudited) at September 30, 2009. The accounts the Company indemnified are no longer engaged in securities lending and the Company made no payouts on the indemnification as of September 30, 2009.

13. Commitments and Contingencies (continued)

The Company has agreed to indemnify its clearing broker for losses that the clearing broker may sustain from the customer accounts introduced by the Company. Should a customer not fulfill its obligation on a transaction, the Company may be required to buy or sell securities at prevailing market prices in the future on behalf of its customer. The Company’s obligation under the indemnification is limited to unsettled transactions with counterparties. The Company recorded no liability under the indemnification at December 31, 2008, because the risk of loss is remote. In addition, all unsettled trades at December 31, 2008 were settled with no resulting liability to the Company.

The Company is also engaged in various trading and brokerage activities where the counterparties are either institutional clients or broker-dealers. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company’s policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

Capital Support Agreements

The Company has entered into capital support agreements with certain managed funds that are structured to require payment to the funds under certain circumstances, including (i) a payment default on certain covered securities, (ii) a restructuring with respect to certain covered securities, or (iii) for certain of the agreements realized losses from the disposition of certain covered securities. If any of these circumstances were to occur at a time when the protected fund’s market-based valuation is below a certain threshold compared to the fund’s net asset value, the Company would be required to make a payment to the fund. Changes in the fair value of these agreements are recognized in current earnings. As discussed in Note 7, for some funds, where the capital support agreements constitute a variable interest and the Company is considered the primary beneficiary of those funds, the funds are included in these combined financial statements.

Purchase Obligations

The Company has entered into contracts with third parties for software maintenance and license fees due in 2009 through 2011. Future minimum payments on these unconditional purchases obligations aggregated to $18, $19, and $13 at December 31, 2008, 2007, and 2006, respectively, and $21 (unaudited) at September 30, 2009.

13. Commitments and Contingencies (continued)

Under European Law, Article 13B(d)(6) of the Sixth VAT Directive exempts from value added tax (VAT) “the management of special investment funds as defined by Member States.” The UK has historically applied this exemption to the management of UK-domiciled authorized unit trusts and OEICs. Therefore, the investment management fees charged by the Company to these funds have been exempt from VAT, while other management fees (e.g., direct fees to pension funds, unauthorized unit trusts, investment trusts, etc.) have been taxable. The recent Advocate General’s opinion in the case of JP Morgan Fleming Claverhouse (an investment trust company) has resulted in the possibility that the Company should not charge VAT on its investment management to these clients and that it will have to refund the VAT charged to its clients/funds on investment management fees in the past, although the case is too early in the legal process to state this with any certainty. At this stage, a high level of uncertainty exists over the outcome of the ongoing litigation and the amounts involved and, as such, no liability has been recognized, nor the amount of any potential liability disclosed.

Lease Commitments

The Company leases office space pursuant to long-term lease agreements with third parties. These leases expire at various dates through March 2023 and contain various renewal and expansion options.

Future minimum payments under non-cancelable operating leases with terms in excess of one year as of December 31, 2008, were as follows:

	Gross Lease Commitments	Sublease Income	Net Lease Commitments

2009	$65	$3	$62
2010	57	5	52
2011	53	—	53
2012	51	—	51
2013	49	—	49
Thereafter	163	—	163

	$438	$8	$430

13. Commitments and Contingencies (continued)

Rent expense for the years ended December 31, 2008, 2007, and 2006, was approximately $56, $42, and $26, respectively, and $53 (unaudited) and $44 (unaudited) for the nine month periods ended September 30, 2009 and 2008, respectively net of sublease rental income of $1, $3, and $3, respectively and $0.3 (unaudited) and $1 (unaudited) for nine month periods ended September 30, 2009 and 2008, respectively.

14. Regulatory Capital

The Company is required to maintain net capital in certain jurisdictions. As a result, the Company may be restricted in its ability to transfer cash between different jurisdictions. Additionally, transfer of cash between international jurisdictions may have adverse tax consequences that could discourage such transfers. At September 30, 2009 and December 31, 2008, the Company was required to maintain $566 (unaudited) and $551 in net capital at these subsidiaries and was in compliance with all applicable regulatory minimum net capital requirements.

15. Subsequent Events

On June 12, 2009, the Board of Directors of BPLC announced that it had received an offer from BlackRock to purchase certain legal entities and assets and liabilities of BGI. The offer was approved by shareholders at a general meeting called for the purpose in August 2009. Under the terms of the deal, BPLC will sell the certain legal entities and assets and liabilities of BGI to BlackRock for approximately $13,500, which includes a 19.9% equity interest in the enlarged business. The transaction is expected to close during the fourth quarter of 2009 and is subject to receipt of regulatory approvals.

Included in systems development and professional fees on the combined statements of income and other comprehensive income is $7, $7, and $5 of payments made by the Company to BlackRock in 2008, 2007, and 2006, and $6 (unaudited) and $6 (unaudited) for nine month periods ended September 30, 2009 and 2008, respectively, for certain portfolio management, analytical and operational services relating to the Company’s fixed income businesses. Additionally, the Company held $193, $146, and $0 of cash and cash equivalents in BlackRock funds as of December 31, 2008, 2007, and 2006, respectively and $450 (unaudited) as of September 30, 2009.

15. Subsequent Events (continued)

In connection with the transaction, certain of the capital support agreements referred to in Note 13, Commitments and Contingencies, were extended to 2013. Also, new support agreements were put in place to protect against loss on certain covered assets in the funds with a maximum obligation that increases over time so that total coverage under all of the support agreements is approximately $2,200. In addition, in connection with the transaction, certain employee compensation plans, including EOP will either accelerate or terminate. As a result, the Company is expected to settle its obligations to employees. During November 2009, the Company settled its capital support reimbursement liability to BBPLC by paying $474 (unaudited) to BBPLC. As of the date of the settlement, the carrying value of the Company’s obligation to reimburse BBPLC was $1,163 (unaudited). The Company no longer has any obligation to reimburse BBPLC for losses on the covered assets.

In June 2009, certain assets in Barclays California were sold to BGI Finance Limited in the amount of $299. The transaction was settled in cash.

During February 2009, the Board of Directors of Barclays Global Investors Canada Limited (BGICL), a wholly owned subsidiary of the Company, declared and paid a dividend of $40, to Barclay Global Investors Holdings Canada Limited (BGIHCL). During November 2009, BGICL declared and paid a dividend of $30 (unaudited) and paid a permanent return of capital of $33 (unaudited) to BGIHCL.

During February 2009, the Board of Directors of BGIHCL declared and paid a dividend of $40, to BGIUKHL. During November 2009, BGIHCL declared and paid a dividend of $60 (unaudited) to BGIUKHL.

During March 2009, Barclays Global Investors Pension Management Ltd. and Barclays Global Investors Australia Limited declared and paid dividends of $21 and $45, respectively, to BGIUKHL. During November 2009, dividends of $46 (unaudited) and $17 (unaudited), respectively were declared and paid to BGIUKHL.

During November 2009, Barclay Global Investors Ireland declared and paid dividends of $86 (unaudited) to BGIUKHL.

During January 2009, BGICL launched a restructuring initiative that involved a broad-based review of its operating business model. The initiative is expected to be completed in 2009. No amounts related to this initiative were recorded in 2008.